Exhibit 10.1
SUBLEASE AGREEMENT
Between
DEL WEBB CORPORATION
As Sublessor
And
SPECTRUM PHARMACEUTICALS, INC.
As Sublessee

Exhibits

Exhibit A:	Floor Plan
Exhibit B:	Master Lease
Exhibit C:	Rules and Regulations

SUBLEASE AGREEMENT
          THIS SUBLEASE (“Sublease”), dated as of December 2, 2010 is made between DEL WEBB CORPORATION, a Delaware Corporation, (“Sublessor”) and SPECTRUM PHARMACEUTICALS, INC., a Delaware Corporation (“Sublessee”).
RECITALS
Del Webb Corporation (know as the “Tenant” under the Master Lease (as defined below) and “Sublessor” under this Sublease) entered into that certain Lease Agreement, dated April 19, 1999, (“Original Lease”) with Henderson Property Limited Partnership, a Nevada limited partnership, Gurnee Venture, L.P., an Illinois limited partnership and Newton, L.P., an Illinois limited partnership, as tenants in common, (jointly and severally referred to as the “Original Landlord”) for the real property shown on Exhibit “A” of the Original Lease (“Property”), together with the building (approximately 40,794 square feet) depicted on Exhibit B of the Original Lease (“Building ”) and other improvement thereon, all located at 11500 South Eastern Avenue, Henderson, Nevada, 89052 (collectively referred to as the “Master Lease Premises”). The Master Lease Premises was acquired by 11500 South Eastern Avenue LLC; a Nevada limited liability company (“1150 LLC”) on October 7, 2004. In connection with the sale of the Building, the Original Lease was assigned to 1150 LLC who has assumed all the rights and obligation of the Original Landlord and shall be referred to as the “Master Lessor”. The Master Lessor and Sublessor entered into that certain First Amendment to the Lease Agreement, effective March 15, 2006, (“First Amendment”). The Original Lease and the First Amendment shall be collectively referred to as the “Master Lease”.
A true, correct and complete copy of the Master Lease is attached hereto as Exhibit B and made a part hereof.
Sublessee desires to sublet a portion of the Master Lease Premises as described below as the “Sublease Premises” and Sublessor is willing to sublet the Sublease Premises to Sublessee. The Sublease Premises are described in Exhibit A attached hereto.
AGREEMENT
          NOW THEREFORE, in consideration of the terms and conditions of this Sublease, the parties agree as follows:
1.	Sublease of Sublease Premises. Sublessor hereby subleases Suite 240, totaling approximately 4,687 rentable square feet on the second floor (the “Sublease Premises”) of the Master Lease Premises to Sublessee, and Sublessee hereby takes and subleases the Sublease Premises from Sublessor. Sublessee acknowledges that it has inspected the Sublease Premises and accepts it “AS-IS”.
a.	Subordinate to the prior rights of other existing sublessees in the Building, and subject to the approval by the Master Lessor, if required under the Master Lease, when Suite 220 on the second floor of the Building becomes available (“Expansion Space”), Sublessor shall provide Sublessee with written notice (“Expansion Space Notice”) of the availability of the Expansion Space. The Expansion Space Notice shall provide (i) the rentable and useable feet of the Expansion Space, (ii) Sublessor’s required rent for the Expansion Space, (iv) the security deposit required for the Expansion Space, if any, and (v) the date Sublessee can occupy the Expansion Space (“Available Occupancy Date”).

b.	Sublessee shall have until 5:00 pm Pacific time on the date that is five business (5) days after Sublessee’s receipt of the Expansion Space Notice (“Expansion Space Acceptance Period”) to accept the Expansion Space upon the same terms and conditions of this Sublease except as modified by the Expansion Space Notice. In the event the Sublessee provides Sublessor with Sublessee’s written acceptance of the Expansion Space prior to the expiration of the Expansion Space Acceptance Period, the Expansion Space shall become part of the Sublease Premises on the Available Occupancy Date, in which case the Base Rent shall be increased by the amount in the Expansion Space Notice and the Security Deposit shall be increased by the amount of the Expansion Space Notice, if any. Sublessee’s failure to provide acceptance prior to the expiration of the Expansion Space Acceptance Period shall constitute a rejection of the Expansion Space and Sublessee shall have no further rights in the Expansion Space.
2.	Term of Sublease. The term of this Sublease shall commence on December 3, 2010, (“Commencement Date”) and terminate on April 30, 2014 (“Initial Term”) unless terminated earlier in accordance with this Sublease.
a.	Notwithstanding anything to the contrary contained in this Sublease, Sublessee shall be permitted access to the Sublease Premises prior to the Commencement Date effective on the date this Sublease is executed by both Sublessor and Sublessee (“Early Occupancy Fixturization Period”) for the sole purpose of the installation of furniture, fixtures, and equipment; provided, however, during the Early Occupancy Fixturization Period, Sublessee shall be subject to all the terms and conditions of this Sublease except for the obligation to pay Base Rent which shall begin on the Commencement Date.

b.	Prior to entry upon the Sublease Premises, Sublessee shall provide Sublessor with proof of insurance required by this Sublease which shall be effective during the Early Occupancy Fixturization Period as well as the term of the Sublease.
3.	Security Deposit. Sublessee shall deposit upon the mutual execution of this Sublease (i) one month Base Rent in advance equal to Six Thousand Six Hundred Sixty-Three and 00/100 Dollars ($6,663.00), which shall be applied to the third month of the Initial Term, and (ii) a security deposit (‘Security Deposit”) equal to Nine Thousand Six Hundred Eight and 35/100 Dollars ($9,608.35). If Sublessee fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of the Sublease, Sublessor may use, apply, or retain all or any portion of said Security Deposit for the payment of any rent or other charge, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor uses or applies all or any portion of said Security Deposit, Sublessee shall within thirty (30) days after receipt of written demand deposit to the full amount stated above. Sublessee’s failure to do so shall constitute a material breach of this Sublease. At the expiration of this Sublease and upon proper vacation of the premises by Sublessee, any unused portion of the Security Deposit shall be returned to Sublessee within ten (10) business days, providing the Sublessee has performed all of its obligations hereunder and provided an address for deposit return. Sublessee shall not be entitled to interest on the Security Deposit.

4.	Base Rent.

Sublessee covenants and agrees to pay Sublessor as full service monthly rent, including utilities, taxes and insurance (collectively, “Base Rent”), for the Sublease Premises during the term of this Sublease as follows:
     (a) Commencing on December 3, 2010, through January 31, 2011, the Base Rent shall be Six Thousand Six Hundred Sixty-Three and 00/100 Dollars ($6,663.00) per month; provided, however, Sublessor has agreed to abate the Base Rent for the months of December 2010 and January 2011, whereby the Base Rent for those months shall be ZERO.
     (b) Commencing on February 1, 2011, through June 30, 2011, the Base Rent shall be Nine Thousand Six Hundred Eight and 35/100 Dollars ($9,608.35) per month; provided, however Sublessor has agreed to abate a portion of the Base Rent for the months of February 1, 2011, through June 30, 2011, whereby the Base Rent for each month shall be Six Thousand Six Hundred Sixty-Three and 00/100 Dollars ($6,663.00).

     (c) Commencing on July 1, 2011, through May 31, 2012, the Base Rent shall be Nine Thousand Seven Hundred Two and 09/100 Dollars ($9,702.09) per month; provided, however, Sublessor has agreed to abate a portion of the Base Rent for the months of July 1, 2011, through May 31, 2012, whereby the Base Rent for each month shall be Six Thousand Seven Hundred Twenty-Seven and 50/100 Dollars ($6,727.50).
     (d) Commencing on June 1, 2012, through May 31, 2013, the Base Rent shall be Nine Thousand Eight Hundred Forty-Two and 70/100 Dollars ($9,842.70) per month.
     (e) Commencing on June 1, 2013, through April 30, 2014, the Base Rent shall be Nine Thousand Eight Hundred Eighty-Three and 31/100 Dollars ($9,983.31) per month.
The aggregate amount of Base Rent abated in subsections (a) through (c) above is referred to as the “Abated Rent”. Notwithstanding anything to contrary contained above, in the event Sublessee commits a monetary default under the Sublease and fails to cure the same with the applicable cure period, Sublessor and Sublessee agree that Sublessee shall be obligated to pay to Sublessor the unamortized amount of the Abated Rent corresponding to the amount of time remaining in the Initial Term subsequent to the uncured monetary default (the “Abatement Payment”). The Abatement Payment shall be calculated by (i) amortizing the entire Abated Rent over forty-one (41) months, (ii) determining the number days remaining in the Initial Term from the date of Sublessee’s uncured monetary default until the Termination Date, and (iii) multiplying the number of days remaining in the Initial Term by the daily rate of the amortized Abatement Amount. The Abatement Payment shall be due ten (10) business days after the date of Sublessee’s uncured monetary default. Paragraphs 4 and 5 of the Master Lease regarding payments for taxes and assessments shall not be applicable to the Sublessee, it being understood that this Sublease is intended to be a full service gross sublease. The amount of each such monthly payment shall be payable in advance with all payments due upon the first day of each calendar month during the term of this Sublease. All Base Rent due hereunder shall be prorated for any fractional calendar months at the beginning and end of the term of this Sublease. All Base Rent shall be paid without notice, demand, offset or deduction (except as expressly set forth in this Sublease), in lawful money of the United States of America at the address of Sublessor as set forth hereinafter or at such other place as Sublessor may from time to time designate in writing. Base Rent shall be payable to Del Webb Corporation and mailed to:
Del Webb Corporation
c/o Commercial Property Advisors, LLC
8965 South Eastern Avenue, Suite 300
Las Vegas, NV 89123
Fax 702-547-1121
Phone 702-547-1115
Attention: Mary Rossetti
Sublessor’s Tax ID is 86-0077724
It is agreed between Sublessor and Sublessee that monthly installments of Base Rent shall be due and payable on the first (1st) day of each month. It is further agreed between Sublessor and Sublessee that any monthly installment, or proration thereof, of Base Rent which shall not be paid on or before the fifth (5th) day of the month, or any other payment, including additional rent, required to be made by Sublessee and not made within five (5) days of the date such payment is due, shall bear interest at the rate of ten percent (10%) per annum from the date the same was originally due and payable by the terms hereof. Furthermore, in addition to the interest due on a late payment, Sublessor shall be required to pay a late charge equal to the greater of 1% of the amount due or fifty dollars ($50) in the event such amount is not be paid within five (5) days of the date the same was due. In the event any action is instituted by Sublessor to collect said moneys due hereunder, or in the event legal action is resorted to, Sublessor shall be entitled to payment by Sublessee of all reasonable costs and expenses incurred by Sublessor, including but not limited to, attorney’s fees and court cost. In the event a check given by the Sublessee to the Sublessor is returned for insufficient funds or otherwise dishonored by its bank, a charge of twenty-five dollars ($25.00) plus the late charge amount, if applicable, shall be added to the original amount due. The total of the new amount, including the original charges, shall be immediately due and payable.
5.	Additional Services and Charges. In addition to the Base Rent, Sublessee agrees to pay Sublessor, on an as used basis, for business services that Sublessor may furnish Sublessee. The business services may include, but not limited to, additional telephone service, mail and courier service. Charges for these additional business services shall be defined as additional rent for purposes of exercising Sublessor’s remedies against Sublessee should Sublessee default on or breach this Sublease. Such business services will be provided in accordance with established/posted rate sheet and such charges will billed every thirty (30) days and due within thirty (30) days of receipt. Sublessee is responsible for the payment of all reasonable telephone and data installation charges and any additional reasonable charges associated with same.
a.	As of January 1, 2012, Sublessee shall be responsible for paying its proportionate share of increases in Building Operating Expenses (as defined below) directly attributable to the operation and maintenance of the building above a 2011 base year. For the purposes of this Sublease, “Building Operating Expenses” shall mean property taxes, utilities, common area maintenance and repair costs, operating costs, and commercially reasonable management fees, but shall specifically exclude (1) costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise, including, but not limited to, the roof of the Building and any HVAC units; (2) costs incurred by Sublessor for the repair of damage to the Building, to the extent that Sublessor is or should be reimbursed by insurance proceeds, and costs of all capital repairs, regardless of whether such repairs are covered by insurance; (3) depreciation, amortization, and interest payments, except as provided herein and except on materials, tools, supplies, and vendor-type equipment purchased by Sublessor to enable Sublessor to supply services that Sublessor might otherwise contract with a third-party when such depreciation, amortization, and interest payments would otherwise have been included in the charge for such third-party services, all as determined in the accordance with generally accepted accounting principles consistently applied, and when depreciation or amortization is permitted or required, the items shall be amortized for its reasonably anticipated useful life; (4) marketing costs, including, without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building; (5) expenses for services or other benefits that are not offered to Sublessee for which Sublessee is charged directly but that are provided to another tenant or occupant of the Building; (6) cost incurred by Sublessor due to the violation by Sublessor or any tenant of the terms and conditions of any lease of space in the Building; (7) overhead and profit increment paid to Sublessor or to subsidiary or affiliates of Sublessor for goods and/or services in or to the Building to the extent that same exceeds the costs of such goods and/or services rendered by an affiliated third party on a competitive basis; (8) Sublessor’s general corporate overhead and general and administrative expenses; (9) costs incurred in connection with upgrading any portion of the Building other than the Subleased Premises to comply with life, fire and safety codes, ordinances, statutes or other laws, including, without limitation, the ADA, including penalties or damages incurred because of such non-compliance; (10) tax penalties incurred as a result of Sublessor’s failure to make payments and/or to file any tax or informational returns when due; and (11) in-house legal and/or accounting fees.

b.	Beginning thirty (30) days prior to the end of the first calendar year of the Initial Term and each calendar year thereafter, Sublessor shall provide to Sublessee a statement that estimates the Building Operating Expenses that are expected to be allocated to the Sublease Premises on a rentable square foot basis per month for the following year (such proportionate expenses and costs shall be referred to as the “Sublease Premises Costs”). Based upon the estimate and commencing on January 1 and each month thereafter, Sublessee agrees to pay Sublessor the increase in the Sublease Premises Costs per rentable square foot for the Sublease Premises for that calendar year over the Base Year Sublease Premises Costs. The term “Base Year Sublease Premises Costs” shall mean the Sublease Premises Costs per rentable square foot per month for the Sublease Premises for the calendar year 2011. For illustrative purposes only, if the Base Year Sublease Premises Costs are $1.25 per rentable square foot, the Sublease Premises are 1000 rentable square feet, and the estimated Sublease Premises Costs for 2012 are $1.30 per rentable square foot, the Sublessee shall be obligated to pay to Sublessor with Base Rent an additional amount of $50 (1.30-1.25 x 1000) each month in the calendar year of 2012. If the Sublease Premises Costs for calendar year 2013 are $1.35 per rentable square foot, the Sublessee shall be obligated to pay Sublessor with Base Rent an additional amount of $100 (1.35-1.25 x 1000) each month in the calendar year 2013. Beginning ninety (90) days after the end of each calendar year, Sublessor shall provide Sublessee with a statement with the actual Sublease Premises Costs for the prior calendar year (a “Reconciliation Statement”). If the Sublease Premises Costs are more than the estimate and amount paid by Sublessee, the Sublessee shall be obligated to pay to Sublessor the difference within thirty (30) days after Sublessee’s receipt of the applicable statement. Likewise, if the Sublease Premises Cost are less than the estimate and the amount paid by Sublessee, the Sublessor shall reimburse the Sublessee the difference within thirty (30) days after Sublessee’s receipt of the applicable statement.

c.	Sublessor agrees that it will maintain complete and accurate records of all costs, expenses and disbursements paid or incurred by Sublessor, its employees, agents and/or contractors, with respect to the Building Operating Expenses and the Sublease Premises Costs. Provided Sublessee is not then in default under this Sublease, Sublessee shall have the right to audit Sublessor’s Buidling Operating Expenses and Sublease Premises Costs. Subessee shall give notice (an “Audit Notice”) to Sublessor of Sublessee’s intent to audit within ninety (90) days following Sublessee’s receipt of Sublessor’s Reconciliation Statement for each calendar year (“Audit Notice Period”). Provided Sublessee provides the Audit Notice to Sublessor within the Audit Notice Period, such audit shall be conducted by an independent reputable accounting firm acceptable to Sublessor — who shall not be compensated on a contingency fee basis — at a mutually agreeable time during normal business hours at the office of Sublessor or its management agent where the records are maintained. If Sublessee’s audit determines that the Reconciliation Statement has been understated, Sublessee shall be obligated to pay to Sublessor the difference within thirty (30) days after Sublessee’s receipt of the audit results. Likewise, if Sublessee’s audit determines that the Reconciliation Statement has been overstated, then Sublessor shall reimburse the Sublessee the difference within thirty (30) days after Sublessee’s receipt of the audit results. Furthermore, if Sublessee’s audit determines that the Reconciliation Statement has been overstated by more than five percent (5%), then subject to Subessor’s right to review and/or contest the audit results, Sublessor shall reimburse Sublessee for the reasonable out-of-pocket costs of such audit.
6.	Use. Sublessee shall use the Sublease Premises as a commercial office and all legally related uses but for no other purposes without Sublessor’s written consent, which may be granted in Sublessor’s sole discretion; provided, however, in no event shall the use violate the permitted uses under the Master Lease. The Master Lease in Section 1.3, which Sublessee should review, permits the Building to be used for “general office use”... and “for any other purpose permitted by applicable zoning and the covenants, conditions and restrictions governing the Premises.”

7.	Condition of Sublease Premises. Sublessee accepts the Sublease Premises in its present “as-is” condition, provided, however, Sublessor hereby represents and warrants to Sublessee that (a) the Master Lease is in full force and effect, and neither Sublessor or Master Lessor are in breach or default thereunder; (b) Sublessor is not aware of any encumbrances, liens, agreements, or covenants in effect that would materially or unreasonably limit Sublessee’s rights hereunder; (c) to the actual knowledge of Jay Haunschild, the Vice President of Finance of Sublessor, without any duty to investigate, Sublessor is unaware of any impending condemnation plans, proposed assessments or other adverse conditions relating to the Subleased Premises or the Building, and (d) to the actual knowledge of Jay Haunschild, the Vice President of Finance of Sublessor, without any duty to investigate, Sublessor is unaware of any existing violations at the Building of any Hazardous Materials Laws (as defined in the Master Lease). Subject to the foregoing representations and warranties by Sublessor, Sublessee shall be deemed to have agreed by accepting occupancy that the Sublease Premises are in good order, condition and repair. With the exception of the items Sublessor is obligated to maintain pursuant to Section 15 below, Sublessee, at Sublessee’s own expense, shall keep the interior of the Sublease Premises in good order, condition, and repair, including all fixtures and equipment installed by Sublessee, ordinary wear and tear and damage caused by casualty or condemnation excepted.
a.	Sublessee shall not be responsible for maintenance and repair of plumbing, mechanical, windows, doors, HVAC or any items for which Sublessor is responsible pursuant to Section 15 hereof, unless such maintenance and repairs are necessitated due to the negligence or willful misconduct of Sublessee.

b.	In the event Sublessor does not promptly maintain or make repairs pursuant to Section 15 hereof and the failure to perform such maintenance and/or repairs will materially or unreasonablely limit Sublessee’s use of the Sublease Premises, and Sublessor has failed to commence and diligently pursue the maintenance and/or repairs within ten (10) business days after receipt of written notice from Sublessee identifying the necessary maintenance and/or repairs required to be made pursuant to Section 15, Sublesee may arrange for such maintenance or repairs and charge Sublessor the actual cost of such repairs, which amounts shall be paid to Sublessee within thirty (30) days after delivery of an invoice to Sublessor. In the event such amounts are not time timely paid by Sublessor, Sublessor shall pay interest on such amounts at the rate of ten percent (10%) per annum from the date such amount was due until such time as the payment is made to Sublessee, and Sublessee may deduct such invoiced amounts from Base Rent and any other amounts due to Sublessor under this Sublease.
8.	Assignment and Subletting. Notwithstanding Paragraph 6 of the Master Lease, which shall not be applicable to Sublessee and Sublessor, Sublessee shall not assign, mortgage or encumber this Sublease or any interest herein or sublet all or any part of the Sublease Premises or permit the Subleased Premises or any part thereof to be used by others (any and all of which hereinafter shall be referred to as a “transfer”), without the prior written consent of Sublessor which consent may be withheld or granted in Sublessor’s sole discretion. Any attempted transfer without the Sublessor’s prior written consent shall be void and shall confer no rights upon any third person and shall constitute a default under the Sublease. Notwithstanding the foregoing, and subject to the Master Lease and the rights of Master Lessor to approve the sublease or assignment, Sublessee shall have the right to sublease or assign the Subleased Premises or any portion thereof, without Sublessor’s consent, (a) to any affiliate of Sublessee (including, but not limited to, a parent, subsidiary or entity under common or related control with Sublessee), (b) in connection with a merger, consolidation or non-bankruptcy re-organization of Sublessee, (c) in connection with the sale of all or substantially all Sublessee’s assets, or all such assets as are used in connection with Sublessee’s use of the Subleased Premises (each of the foregoing a “Permitted Transfer”). In the event of a Permitted Transfer, Sublessee agrees to provide Sublessor with thirty (30) days prior written notice of such Permitted Transfer so that Sublessor can provide the written notice to Master Lessor.

9.	Alterations. Except for the initial alterations to be performed by Sublessee at the outset of this Sublease, which are subject to prior approval of Master Lessor and Sublessor in their sole discretion, Sublessee covenants and agrees not to improve, alter, add to, remove or demolish any improvements on the Sublease Premises, or use any contractors or workmen to make alterations, without the prior written consent of Sublessor, which shall not be unreasaonably withheld, conditioned or delayed by Sublessor, subject however, to the terms and provisions of the Master Lease. Master Lessor and/or Sublessor may condition the approval of Sublessee’s proposed alterations upon Sublessor removing the alterations upon the expiration of the term of the Sublease. In connection with any alterations to be performed by Sublessee, Sublessee agrees to use subcontractors reasonably approved by the Sublessor and Sublessee shall be responsible for all costs, expenses, and liability arising from and in connection with the alterations.

10.	Master Lease Terms Apply.
a.	This Sublease is subject to and subordinate to the Master Lease. All of the terms, covenants and conditions of the Master Lease shall be applicable to this Sublease as if Sublessor were the landlord under the Master Lease and Sublessee was the tenant thereunder except for (i) those terms, covenants and conditions that are specifically inconsistent with the terms of this Sublease, (ii) those terms, covenants and conditions that are excluded by the express terms of the Sublease, and (iii) Section 8 thereof. Except as otherwise expressly provided above or otherwise in this Sublease, and only with respect to the Sublease Premises, Sublessee hereby assumes and agrees to perform and observe all covenants and obligations of Sublessor under the Master Lease.

b.	If Sublessee defaults or commits an act or fails to act under this Sublease and such event would cause Sublessor to be in default of the Master Lease, Sublessee shall be in default under this Sublease, subject to all applicable cure periods.

c.	Sublessee will indemnify and hold Sublessor harmless from and against all claims made by Master Lessor by reason of any breach or default on the part of Sublessee, subject to all applicable cure periods, which causes Sublessor to be in default under the Master Lease.

d.	Sublessor will indemnify and hold Sublessee harmless from and against all claims made by Master Lessor by reason of any breach or default under this Sublease or the Master Lease by reason of any breach or default not caused by a breach or default by Sublessee.

e.	Sublessee acknowledges that Master Lessor retains all of its rights and remedies under the Master Lease with respect to the Sublease Premises to the same extent as it would have if the Sublease did not exist and has the right to exercise such rights and remedies against Sublessee.
11.	Insurance: Casualty.
a.	Sublessee shall not do or suffer any act upon the Sublease Premises (and Master Lease Premises) or bring into or keep upon the Sublease Premises (and Master Lease Premises) any article which would affect the fire risk or increase the rate of fire insurance or any other insurance on the Building. Sublessee shall comply with the rules and requirements of all boards of fire underwriters, rating bureaus, bureaus of fire prevention and like bodies, and with requirements of all insurance companies having policies of any kind in effect covering the Building, including policies insuring against tort liability, and with the requirements of all companies which have at any time been requested to issue such policies. Should the rate of any type of insurance on the Building be increased by reason of any action or omission by Sublessee, Sublessor, in addition to all other remedies, may following five days written notice thereof to Sublessee, pay the amount of such increase, and the amount so paid shall become due and payable on demand as additional rent. In no event shall any flammable materials, except for kinds and quantities customarily used for ordinary office occupancy, or any explosives whatsoever be taken into the Sublease Premises and the Building or retained therein.

b.	Sublessee shall carry and maintain, at its own expense, with insurance companies rated at least A-XII in Best’s Insurance Guide, which are authorized to do business in the state of Nevada and are acceptable to the Sublessor: (I) all risk insurance coverage subject to reasonable deductibles, as determined by Sublessor in its reasonable discretion, covering personal property, trade fixtures and improvements to the Sublease Premises to cover the replacement costs thereof; (II) comprehensive general public liability and property damage coverage, covering contractual liability of Sublessee and personal injury insurance applicable to the Sublease Premises in minimum limits of liability of $2,000,000 combined single limit for bodily injury and comprehensive property damage liability; and (III) appropriate Workers’ Compensation and Employer’s Liability Insurance, with an insurance carrier licensed to do business in Nevada, covering all persons employed by Sublessee at the Subleased Premises and satisfying the Worker’s Compensation Act of the local state.

c.	Insurance required to be maintained by Sublessee pursuant to this Section of this Sublease shall name the Sublessor and Master Lessor as additional insured, and all of the policies shall provide that no cancellation or substantial alteration shall be effective until at least thirty (30) days after receipt by Sublessee of written notice thereof or expiry of this Sublease, whichever is sooner.

d.	Sublessor and Sublessee each hereby release the other, as well as the Master Lessor, from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties covered by the insurance maintained hereunder, even if such loss or damage shall have been caused by the fault or negligence of the other party, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releaser’s insurance policies shall contain a clause or endorsement to the effect that any release shall not adversely affect or impair said policies or prejudice the right of the releaser to recover thereunder.

e.	Sublessor covenants and agrees that Sublessor will maintain in force and effect at all times during the term of this Sublease insurance required of Sublessor under the terms of the Master Lease. Sublessee covenants and agrees that Sublessee will maintain in force at all times during the term of this Sublease insurance covering Sublessee’s improvements as required by this section of the Sublease. Sublessor will not be required to reinsure Sublessee’s improvements.

f.	Sublessee shall deliver to Sublessor, prior to occupancy, and prior to the expiration or replacement, adequate certificates of insurance showing that insurance required by Sublease is in full force and effect and an endorsement showing the Sublessor and Master Lessor as additional insured as required by this section of the Sublease.

g.	If there is damage to the Sublease Premises by fire or other casualty, Sublessee shall promptly give notice to Sublessor, but in no event later than thirty (30) days after the casualty. If the damage is such that Sublessee reasonably believes that it would not be possible to conduct business in the Sublease Premises in a manner reasonably comparable to that conducted immediately before such damage, Sublessee may terminate this Sublease on thirty (30) days written notice, effective as of the day of the casualty.
12.	Notice. Any bill, statement, notice, demand or other communication which either party may desire or be required to give shall be in writing and shall be given by personally delivering a copy thereof to the person specified below at the following address or by sending a copy thereof by overnight delivery or certified or registered United States mail, postage prepaid, with return receipt requested, addressed as follows:
If to Sublessee: Spectrum Pharmaceuticals, Inc. 11500 South Eastern Avenue, Suite 240 Henderson, Nevada 89052 Attention: Legal Department

With a copy to:

Spectrum Pharmaceuticals, Inc. 157 Technology Drive Irvine, CA 92618 Attention: Chief Financial Officer

If to Sublessor: Del Webb Corporation 8345 West Sunset Road Las Vegas, NV 89113 Attn: Jay Haunschild

Any communication given as herein provided shall be deemed given when personally delivered (if sent via overnight delivery) or three (3) days after being mailed (if sent by certified or registered United States mail). Each party shall have the right to designate a different address or a different person, or both, to which or to whom communications shall be sent or delivered, by written notice given as provided herein.

13.	Termination. Sublessee, upon termination of this Sublease or upon the expiration of the term heretofore or as herein otherwise provided, shall quit and surrender the Sublease Premises in good order, condition and repair, reasonable wear and tear and casualty and condemnation excepted.

14.	Access and Security. Sublessee shall have access 24 hours per day, 7 days per week, and 52 weeks per year to the Sublease Premises, the common areas (as may be changed and modified by Sublessor at its sole discretion from time to time) of the Building and the parking facilities. Sublessee shall (1) lock the doors to the Sublease Premises and take other reasonable steps to secure the Sublease Premises and the personal property of all parties upon the Sublease Premises and any of Sublessee’s transferees, contractors or licensees in the common areas and parking lot of the Building and Property from unlawful intrusion, theft and other hazards; (2) keep and maintain in good working order all security and safety devices installed in the Sublease Premises by or for the benefit of the Sublessee (such as locks, fire sprinklers and burglar alarms); and (3) cooperate with Sublessor and all other sublessees in the Building on Building safety matters. Sublessee acknowledges that any security or safety measures employed by Sublessor are for the protection of Sublessor’s own interests; that Sublessor is not a guarantor of security or safety of the Sublessee or their property; and that security and safety matters are the responsibility of Sublessee and local law enforcement authorities.

15.	Services Furnished by Sublessor. Subject to the provisions of this Sublease, Sublessor agrees to furnish (or cause a third party to furnish) the following services to Sublessee during the the Term:
a.	Water service for use in the lavatories, drinking fountains, kitchens and hospitality areas, if any, on each floor on which the Sublease Premises are located.

b. Heat and air conditioning (“HVAC”) in season and excluding building holidays from 7am to 8pm Monday through Friday and Saturday from 8am to 1pm (“Normal Business Hours”) at such temperatures and in such amounts as Sublessor determines are standard for the Building. Sublessee, subject to the capacity of the HVAC systems, may request HVAC services during hours other than Normal Business Hours by requesting at least three hours in advance during the Normal Work Week (Monday through Friday, 8am to 5pm). Requests for weekend or holiday extended HVAC services must be made by the last normal working day before the weekend or holiday. Sublessee shall pay Sublessor for such additional service at a rate equal to $35.00 per operating hour (the “Hourly HVAC Charge”). Sublessor shall have the right, upon 30 days prior written notice to Sublessee, to adjust the Hourly HVAC Charge from time to time, but not more than once per calendar year, based proportionately upon increases in HVAC costs, which costs include utilities, taxes, surcharges, labor, equipment, maintenance and repair to the extent (and only to the extent) Sublessor’s actual, out-of-pocket expenses in providing such services increase following the Commencement Date, and any notice of increase in cost shall contain a detailed summary of the basis for the cost increase.
c. Sublessor shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) standard mechanicals (including HVAC), electrical, plumbing and fire/life safety systems servicing the Building generally; (3) common areas of the Building; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators servicing the Building. Sublessor shall promptly make repairs (taking into account the nature and urgency of the repair) for which Sublessor is responsible.
(i)	Notwithstanding the foregoing, if as a result of the direct actions of Sublessor, its agents, contractors or employees, for more than twenty-four (24) consecutive hours following written notice to Sublessor, there is no HVAC or electricity services to the Subleased Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that the Subleased Premises cannot be used by Sublessee, in Sublessee’s judgment reasonably exercised, then Sublessee’s Base Rent shall thereafter be abated until the Subleased Premises are again usable by Sublessee; provided, however, that if Sublessor is diligently pursuing the repair of such utilities or services and Sublessor provides substitute services reasonably suitable for Sublessee’s purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Base Rent.

(ii)	If any of the foregoing maintenance or repair is due to the acts or omissions of any Sublessee, Sublessee shall pay the costs of such repairs or maintenance to Sublessor within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs.
d. Janitorial service five days per week (excluding Holidays), as determined by Sublessor. If Sublessee’s use of the Sublease Premises, floor covering or other improvements require special services in excess of the standard services for the Building, Sublessee shall pay the additional cost attributable to the special services.

e. Elevator service at all times, subject to proper authorization and Sublessor’s policies and procedures for use of the elevator(s) in the Building.
f. Exterior window washing at intervals determined by Sublessor.
g. Electricity to the Sublease Premises for general office use during Normal Business Hours.
h. The common areas, including, but not limited to, the kitchen and conference room, are available to Sublessee on a non-exclusive basis with others subject to the rules established and amended from time to time by Sublessor.
i. Access to the Sublease Premises and the parking facilities 24 hours a day, 365 days a year (subject to the provisions of this Sublease with respect to casualty and condemnation).
j. Replacement of building standard light bulbs, paper towels, toilet paper, soap and other related bathroom supplies and materials, all in an amount and quality consistent with those provided in comparable buildings.
16.	Parking. The Building parking facility is designed to accommodate 5 parking privileges per 1,000 rentable square feet of Premises for the Term of the Sublease. The covered parking is not owned by the Original Landlord and as such, is not available for tenant use. The Sublessee, its agent, employees and customers shall have the non-exclusive right in common with the Master Lessor, Sublessor, and other sublessees in the Building to use the common area and designated parking areas for ingress/egress and automobile parking, subject to such rules and regulations as the Sublessor and/or Master Lessor may impose at its reasonable discretion from time to time. Overnight parking is not allowed.

17.	Entry by Sublessor. Sublessor, Master Lessor, its agents, contractors and representatives may enter the Sublease Premises to inspect or show the Sublease Premises, to clean and make repairs, alterations or additions to the Sublease Premises, and to conduct or facilitate repairs, alterations, or additions to any portion of the Building, including other sublessee’s premises after giving Sublessee reasonable notice thereof and allowing a representative of Tenant to accompany Sublessor and such third parties. Except in emergencies or to provide janitorial and other routine Building services (which do not require prior notice to Sublessee and may occur at any time), Sublessor shall enter the Sublease Premises only during Normal Business Hours and with reasonable prior notice.

18.	Signage. Sublessee agrees that during the term hereof, no signs may be placed on the Sublease Premises or Building without the prior consent of the Sublessor and Master Lessor, which may be withheld or granted in their sole discretion. Sublessee, at Sublessee’s cost, will be provided one (1) name on the Building directory board in the main lobby and Building Standard suite identification at the entrance to the Premises.

19.	Indemnification.
(a) Subject to Sections 11(d), Sublessee shall indemnify Master Lessor and Sublessor, their agents, employees, officers and directors and save them harmless from and against any and all losses, claims, actions, damages, liability and expenses in connection with loss of life, personal injury and damage to property (each a “Claim” and collectively “Claims”) arising from any occurrence in or on the Sublease Premises to the extent caused by Sublessee, its agents or employees. In case Sublessor and/or Master Lessor shall, without fault on its part, be made a party to any litigation commenced against Sublessee, then Sublessee shall protect and hold Sublessor and/or Master Lessor harmless from and shall pay all reasonable costs, expenses and reasonable attorney’s fees incurred or paid by Sublessor and /or Master Lessor in connection with such litigation. Notwithstanding anything to the contrary contained herein, Sublessee shall not be required to indemnify Sublessor for Claims due to the negligent acts of Sublessor, it agents, employees, or contractors.
(b) Subject to Sections 11(d), Sublessor shall indemnify Sublessee, its agents, employees, officers and directors and save them harmless from and against any and all losses, claims, actions, damages, liability and expenses in connection with loss of life, personal injury and damage to property (each a “Claim” and collectively “Claims”) arising from any occurrence in or on the Building to the extent caused by Sublessor, its agents or employees. In case Sublessee shall, without fault on its part, be made a party to any litigation commenced against Sublessor, then Sublessor shall protect and hold Sublessee harmless from and shall pay all reasonable costs, expenses and reasonable attorney’s fees incurred or paid by Sublessee in connection with such litigation. Notwithstanding anything to the contrary contained herein, Sublessor shall not be required to indemnify Sublessee for Claims due to the negligent acts of Sublessee, it agents, employees, or contractors.
20.	Environmental Matters. Sublessee, its agents, employees, contractors and invitees shall use the Sublease Premises and conduct any operations thereon in compliance with all applicable federal, state and local environmental statutes, regulations, ordinances and any permits, approvals or judicial or administrative order issued thereunder. Sublessee hereby agrees to indemnify, defend and hold harmless the Sublessor and Master Lessor, their agents, affiliates, officers, directors and employees (all such entities and persons being referred to herein individually as “Indemnified Person” and collectively as the “Indemnified Parties”) from and against any and all liability, claims, demands, actions and causes of action whatsoever (including, without limitation, reasonable attorney’s fees and expenses, costs and expenses reasonably incurred in investigation, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) to which any Indemnified Person may be subject insofar as they arise out of or relate to any alleged contamination of the Sublease Premises arising from any violation of Sublessee’s obligation under this section. The obligations of Sublessee set forth in this section of this Sublease shall survive the expiration or termination of this Sublease or the exercise by Sublessor and/or Master Lessor of any of its rights hereunder. Sublessor knows of no violation of any laws at the Sublease Premises or the Building as of the date of this Sublease.
21.	Americans With Disabilities Act. In the event Sublessee elects to make any alterations to the Subleased Premises, Sublessee shall be responsible at its sole cost and expense for compliance with the Americans with Disabilities Act (“ADA”) within the Sublease Premises. To the actual knowledge of Jay Haunschild, the Vice President of Finance of Sublessor, without any duty to investigate, is unaware of any actual existing violations of ADA in the Sublease Premises.
22.	Miscellaneous.
a. Subject to Sublessee not being in default under this Sublease beyond all applicable cure periods, Sublessor agrees that Sublessee shall have the quiet and undisturbed possession of the Premises throughout the term of this Sublease. Sublessor shall exercise due diligence in attempting to cause the Master Lessor to perform its obligations under the Master Lease as may be of benefit to Sublessee.
b. The covenants, conditions and agreement contained in this Sublease shall bind and inure to the benefit of Sublessor and Sublessee and their respective successors and assigns.
c. The entire contract of the parties is contained herein and all prior or contemporaneous negotiations, agreements, representations and understandings, whether oral or written, are hereby superseded.

d. This Sublease may be amended, altered or modified only by an instrument in writing signed by both parties to be bound thereby.
e. Brokerage Commissions. Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except CB Richard Ellis Inc. (Jayne M. Cayton) and Equis Group (Michael Kidneigh). Sublessor will be responsible for the payment of all brokerage commissions pursuant to separate agreement with CB Richard Ellis. All brokerage commissions paid will require an IRS W-9 tax payee identification form prior to payment. Sublessor agrees to indemnify Sublessee against all cost, expenses, attorney fees, or other liability for commissions or charges asserted by any broker or agent claiming by, through or under the Sublessor violating this warranty. Sublessee agrees to indemnify Sublessee and Master Lessor against all cost, expenses, attorney fees, or other liability for commissions or charges asserted by any broker or agent claiming by, through or under the Sublessee violating this warranty.
f. This Sublease shall be governed by and construed in accordance with the laws of the State of Nevada. If any provisions of this Sublease are for any reason and to any extent, invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Sublease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
g. Sublessor hereby represents that the Master Lease is in full force and effect and Sublessor has received no notice of default from the Master Lessor which default is uncured as of the date of this Sublease.
IN WITNESS WHEREOF, the undersigned have executed and delivered this Sublease on this 2nd day of December, 2010.

SUBLESSOR		SUBLESSEE
Del Webb Corporation, a Delaware corporation		Spectrum Pharmaceuticals, Inc., a Delaware corporation

By:	/s/ Jay Haunschild	By:	/s/ Shyam Kumaria

	Print: Jay Haunschild		Print: Shyam Kumaria

	Its: VP Finance		Its: Sr. V.P., Finance

Exhibit “A”
Space Plan
Sublease Premises

Exhibit “B”
Master Lease
     A true, correct complete copy of the Master Lease as described in the Sublease is attached hereto.

LEASE AGREEMENT
(Single Tenant Building)
(Anthem Las Vegas Administration Building)
BETWEEN
HENDERSON PROPERTY LIMITED PARTNERSHIP,
GURNEE VENTURE, L.P., and
NEWTOWN, L.P.
as Landlord
and
DEL WEBB CORPORATION
as Tenant
Dated: April 19, 1999

-ii-

LIST OF EXHIBITS:
Exhibit A            Legal Description of Land
Exhibit B            Map of the Premises
Exhibit C            Floor Plan of Premises
Exhibit D            Rules and Regulations

-iii-

LEASE AGREEMENT
(Single Tenant Building)
(Anthem Las Vegas Administration Building)
     THIS LEASE AGREEMENT (this “Lease”) is entered into as of the 19th day of April, 1999, between HENDERSON PROPERTY LIMITED PARTNERSHIP, a Nevada limited partnership, GURNEE VENTURE, L.P., an Illinois limited partnership, and NEWTOWN, L.P., an Illinois limited partnership, as tenants in common (jointly and severally “Landlord”), and DEL WEBB CORPORATION, a Delaware corporation (“Tenant”).
1. PREMISES: PERMITTED USE:
     1.1 Lease of Premises. Landlord, subject to the following terms and conditions, hereby leases to Tenant the land described on Exhibit A located at 11500 South Eastern Avenue, Henderson, Nevada 89012 (the “Land”), and all improvements now and hereafter constructed thereon, together with all easements, rights-of-way and other appurtenances used in or connected with the beneficial use of the Land (collectively, the “Premises”). The improvements upon the Land consist of an office building containing 40,794 square feet of Rentable Area (as hereafter defined) (the “Building”) together with adjacent parking and landscaped areas. The Premises are depicted on the map attached as Exhibit B. Tenant shall have the exclusive right of possession of the Premises throughout the Lease Term, 24 hours each day, subject to casualty, condemnation, force majeure or other similar events beyond the reasonable control of Landlord.
     1.2 As Is. Tenant acknowledges the Premises were constructed by a Tenant Affiliate (as defined in Section 6. 1) and the Premises and the Land were purchased by Landlord from a Tenant Affiliate. Landlord shall have no duty to construct, alter or adapt the Premises or Land in any manner. Tenant is not relying on any statement, representation or fact except as expressly stated in this Lease and acknowledges Landlord makes no warranty or representation as to the suitability of the Land or Premises for any use by Tenant. Tenant and/or Tenant Affiliates are in possession of the Premises and Tenant accepts the Land and the Premises “AS IS” with all faults, known or unknown. Tenant has reviewed the title report related to the Land and is familiar with the condition of such title, including the land exchange litigation and the mining claims related thereto.
     1.3 Permitted Use. The Premises shall be used by Tenant and any Tenant Affiliate (as hereafter defined) for general office use and any and all purposes related to any aspect of Tenant’s and any Tenant Affiliate’s real estate, development, and homebuilding business (including, without limitation, title company operations, customer service offices, and telemarketing, but excluding any outside storage or outside construction activities on the Premises other than those contemplated in Section 10, without the prior written consent of Landlord) and for any other purpose permitted by applicable zoning and the covenants, conditions and restrictions governing the Premises.

2. TERM: POSSESSION:
     2.1 Lease Term. The original term of this Lease (the “Original Term”) shall be fifteen (15) years. The Original Term shall commence on April 19, 1999 (the “Commencement Date”) and shall end on April 30, 2014.
     2.2 Options to Renew. Provided that Tenant is not in default under this Lease, after expiration of applicable notice and cure periods, either at the time it exercises the renewal options set forth below, or at the date a Renewal Term begins, Tenant will have the right to renew this Lease for three (3) successive three-year terms (the “Renewal Terms”) by giving notice of exercise of the renewal option to Landlord at least nine (9) months before the end of the Original Term or the then-existing Renewal Term (the Original Term and the Renewal Terms, if any, exercised by Tenant are collectively referred to as the “Lease Term”), If Tenant fails to deliver timely written notice of exercise of a renewal option to Landlord, all future renewal options shall lapse and Tenant will have no further privilege to extend the Lease Term. Each Renewal Term shall be on the same terms and conditions of this Lease as to the portion of the Premises so leased by Tenant (unless by their very nature inapplicable). In addition to paying the Rent, Tenant shall continue to pay all other sums required under this Lease during each Renewal Term.
     Tenant shall have the right to exercise each renewal option as to less than all of the Premises leased by Tenant during the Original Term (“Original Premises”), provided that Tenant identifies the portion of the Premises to be leased by Tenant in its notice exercising the renewal option. If Tenant exercises its renewal option to lease less than all of the Original Premises, then any future renewal options may be exercised by Tenant only with respect to all or a portion of such leasable area identified by Tenant. Prior to commencement of the first Renewal Term (if any) in which Tenant elects to lease less than all of the Original Premises, Landlord and Tenant shall negotiate in good faith to amend the terms of this Lease (other than Rent) so that the Lease would be in the customary form of a triple net lease for a portion of office space in a building similar to the Building, with Tenant paying its pro rata share of operating expenses incurred by Landlord in connection with Landlord’s maintenance of the Building and related common areas, based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building. This Lease shall also be amended to allocate to Tenant an equitable share of the parking spaces on the Premises. Signage on the Premises shall be subject to the provisions of Section 9.3.
          If Tenant exercises is renewal option to lease less than all of the Original Premises and the portion of the Premises to be leased by Tenant consists of one or more of four (4) of the discrete leasable areas shown on the floor plan of the Original Premises attached as Exhibit C, then Tenant shall pay the reasonable cost to retrofit the Building in order to separate Tenant’s leased premises from the balance of the Building and to conform Tenant’s retained premises to all applicable building, fire and other codes and regulations. For purposes hereof, the cost to retrofit the Building shall mean only the reasonable cost to rekey all Jocks and security devices, as reasonably necessary, and the cost to install separate utility meters, as reasonably determined by Landlord and Tenant. If Tenant is retaining only a portion of the Premises on a single floor, the cost to retrofit the Building shall also include the cost to construct a single demising wall to separate the Premises, and Landlord shall pay any costs to reconfigure the common areas within the Building, such as lobby and restroom areas, and any costs associated with changes to the common areas outside the Building.
     If Tenant exercises is renewal option to lease less than all of the Original Premises and the portion of the Premises to be leased by Tenant does not consist of one or more of four (4) of the discrete leasable areas shown on the floor plan of the Original Premises attached as Exhibit C, then Landlord and Tenant shall negotiate in good faith to determine the reasonable cost and scope of work, and the party or parties responsible to pay the cost of same, necessary to separate Tenant’s leased premises from the balance of the Building and to conform Tenant’s retained premises to all applicable building, fire and other codes and regulations.
     The cost (including the cost sharing, if applicable), design, scope of work and scheduling of any Building retrofit shall be reasonably determined by Landlord and Tenant, in good faith, within sixty (60) days after Tenant exercises its renewal option, and the retrofitting shall be completed within sixty (60) days after commencement of the Renewal Term where Tenant has elected to lease less than all of the Original Premises. Landlord shall, or at Landlord’s option Tenant shall, complete the Building retrofit according to the cost, design and schedule so determined.
3. MONTHLY BASE RENT; RENTABLE AREA:
     3.1 Payment of Rent. Tenant shall pay to Landlord during the Lease Term, without any set-off, deduction, or abatement (except only as otherwise expressly provided in this Lease), monthly base rent (“Rent”) calculated at the following annual rates and payable on the first day of each month, in advance, at the office of Landlord at 111 East Wacker Drive, Suite 1409, Chicago, Illinois 60601, or at such other place as may from time to time be designated in writing by Landlord:

April 19, 1999-April 30, 2000:	$734,292
May 1, 2000-April 30, 2001:	$752,649
May 1, 2001-April 30, 2002:	$771,465
May 1, 2002-April 30, 2003:	$790,751
May l, 2003-April 30, 2004:	$810,519
May 1, 2004-April 30, 2005:	$830,781
May 1, 2005-April 30, 2006:	$851,550	70,962,50
May 1, 2006-April 30, 2007:	$872,838
May 1, 2007-April 30, 2008:	$894,658
May 1, 2008-April 30, 2009:	$917,024
May 1, 2009-April 30, 2010:	$917,024
May 1, 2010-April 30, 2011:	$917,024
May 1, 2011-April 30, 2012:	$917,024
May 1, 2012-April 30, 2013:	$917,024
May 1, 2013-April 30, 2014:	$917,024

     During the Renewal Terms, the Rent paid by Tenant shall be equal to the prevailing fair market rental paid for similar-sized premises in the area of the Building, by tenants of comparable creditworthiness, taking into consideration length of lease term, payment of costs for taxes, insurance and other maintenance expenses, tenant improvement allowances (including the cost to Tenant and Landlord, if applicable, to retrofit the Building), real estate broker commissions and tenant inducements. No later than six (6) months prior to the commencement of the Renewal Term, Tenant shall deliver to Landlord a notice setting forth the Rent to be paid by Tenant during the upcoming Renewal Term, which notice shall set forth the basis for Tenant’s determination of the Rent, including the scope and design of the Building retrofit and the party responsible to pay for and perform the same. If Tenant fails to deliver such notice with the time period specified, then Landlord shall deliver to Tenant a notice setting forth the Rent to be paid by Tenant during the upcoming Renewal Term, which notice shall set forth the basis for Landlord’s determination of the Rent. The party receiving the notice of Rent shall have the right to object to the amount of the Rent by notice given to the other party within thirty (30) days after receipt of the notice. Upon receipt of such objection, the parties shall negotiate in good faith for a period of thirty (30) days to determine the amount of Rent to be paid by Tenant during the Renewal Term. If the parties have not agreed upon the amount of Rent during such 30-day period, then the Rent shall be determined by the designated broker of the largest commercial real estate brokerage company in the Las Vegas metropolitan area (determined with respect to the number of square feet of office building space leased in the immediately prior calendar year), and shall be either the amount designated by Landlord or the amount designated by Tenant. Such determination shall be binding upon the parties. Landlord and Tenant shall each be responsible to pay one-half of the fees charged by the broker to make such determination.
     If the Lease Term commences or terminates on a day other than the first day of a calendar month, Rent for such month shall he prorated on a daily basis, based on the number of days in effect during such month. If the Lease Term commences on a day other than the first day of a calendar month. Rent for such partial month shall be paid on or before the commencement of the Lease Term.
     3.2 Rentable Area. The “Rentable Area” of the Building is 40,794 square feet. For purposes of this Lease, the “Rentable Area” of the Premises (including any calculation of Rentable Area for a portion of the Original Premises leased by Tenant pursuant to Section 2.2) and the Building shall be “Net Rentable Area” as defined in accordance with the ANSI/BOMA Z65.1-1996 standard.
4. PAYMENT_OF ADDITIONAL CHARGES BY TENANT:
     4.1 Tenant’s Obligation to Pay Additional Charges. Tenant shall, for the entire Lease Term, pay to Landlord or to other third parties as provided herein, in addition to Rent, without any set-off, deduction or abatement (except only as otherwise expressly provided in this Lease) the amounts set forth in this Article 5, as and when payable by Tenant as described herein.
     4.2 Taxes and Assessments. Tenant shall pay, prior to delinquency, all real estate taxes and improvement liens and similar assessments levied against the Premises, assessments charged by any property owners’ association established with respect to the Premises or otherwise levied against the Premises pursuant to the Governing Documents (as hereinafter defined), in any case general or special, ordinary or extraordinary, foreseen or unforeseen, including, without limitation, ad valorem taxes, personal property taxes, transit taxes, special or extraordinary assessments, government levies, substitute taxes, assessments, excises, charges or fees assessed or levied in lieu of the foregoing, and expenses and fees, but excluding income taxes, franchise taxes, inheritance taxes and gift taxes and specifically including any taxes and assessments which were to be paid by the seller of the Land (which is a Tenant Affiliate). To the extent feasible, Tenant shall have all bills for such amounts to be sent directly to Tenant. If such bills are sent to Landlord, Landlord shall promptly forward the same to Tenant. Upon request of Landlord, Tenant shall provide Landlord with evidence of Tenant’s payment of any such amounts. Tenant shall have the right to contest any such amounts in accordance with applicable law, and Tenant shall be entitled to any refund or rebate in any amounts that relates to the period of the Lease Term. Landlord shall reasonably cooperate with Tenant, at no expense to Landlord, in connection with any such protest. If Landlord places a mortgage on the Premises and such lender requires taxes be paid through it by means of monthly impound or otherwise, Tenant shall pay taxes payable by Tenant under this Lease to the Lender as designated by the Lender in written notice to Landlord and Tenant so long as the Lender agrees to pay such taxes to the taxing authority. Landlord shall give Lender Landlord’s written consent to communicate directly with Tenant on all matters relating to such taxes. So long as Tenant pays taxes to the Lender as provided herein, Tenant shall have no liability for the Lender’s failure to pay the taxes to the taxing authority. If Tenant has paid any such taxes and assessments that relate to the period after the expiration or termination of this Lease, then Tenant shall be entitled to deduct such amount from the final installment of Rent hereunder or, at Tenant’s option, Landlord shall reimburse Tenant for the same within ten (10) days after demand by Tenant.
5. ADDITIONAL TAXES:
     Tenant shall pay to Landlord, in addition to and together with each installment of Rent and any other payment made by Tenant under this Lease, the amount of any gross receipts tax, transaction privilege or sales tax or similar tax (but excluding therefrom any income tax) payable, or which will be payable, by Landlord, by reason of the receipt of the Rent and any other payment made by Tenant under this Lease, and adjustments thereto. Tenant shall pay taxes due on its personal property.
6. ASSIGNMENT SUBLETTING:
     6.1 Tenant Affiliate. Except for an assignment or sublease to a Tenant Affiliate as hereafter defined, and except for any sublease that would expire on or before the expiration date of the Lease Term, Tenant may not Assign this Lease, or sublet all or any part of the Premises without Landlord’s prior written consent. As used herein, “Tenant Affiliate” means any entity where at least fifty percent (50%) of its stock, partnership interests, membership interests, or other beneficial interest is owned, directly or indirectly, by Del Webb Corporation. If Tenant enters into a sublease or assignment that does not require Landlord’s consent, then Tenant shall be responsible for the cost of all brokerage commissions and tenant improvements payable in connection with such sublease or assignment.
     If Tenant requests Landlord’s consent to any assignment or any sublease that would expire after the expiration of the Original Term (or the then applicable Renewal Term, if Tenant has exercised such right), Landlord shall respond to Tenant’s request within thirty (30) days after receipt of details of the proposed assignment or subletting. If Landlord fails to respond to Tenant’s request within the 30-day period, Landlord shall be deemed to have approved the request. If Landlord approves, or is deemed to have approved, Tenant’s request to any such assignment or sublease, then:
     (i) Landlord shall enter into an agreement, and shall use commercially reasonable efforts to cause its mortgagee to enter into an agreement, with the subtenant or assignee, agreeing to be bound by the terms of the sublease or assignment notwithstanding any default by Tenant under this Lease and notwithstanding any expiration of the Lease Term, so long as the subtenant or assignee is not in default under its sublease or assigned lease after expiration of any applicable notice and cure periods;
     (ii) Landlord shall reimburse Tenant, within ten (10) days after demand by Tenant, for Landlord’s pro rata share of the brokerage commissions, tenant improvements, and other ordinary and customary leasing costs (collectively, “Leasing Costs”) payable in connection with such sublease and assignment. The Leasing Costs shall be deemed to be amortized over the term of the sublease or assignment, in the same proportion as rent. The Leasing Costs shall be prorated between Landlord and Tenant in the same manner that rental is shared by Landlord and Tenant based on the expiration date of the Lease Term: i.e., Tenant’s share of the rent and the Leasing Costs shall be calculated for the period on or before expiration of the Lease Term, and Landlord’s share of the rent and the Leasing Costs shall be calculated for the period after the expiration date of the Lease Term. If Landlord fails to pay its share of the Leasing Costs within the ten-day period, then Tenant shall be entitled to offset the same against the Rent and other sums payable under this Lease.
     6.2 Right to Recapture. If Tenant requests Landlord’s consent to any assignment or subletting that requires Landlord’s consent under this Lease, Landlord shall have the right, by written notice given to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s request for consent, to terminate this Lease and recapture the portion of the Premises subject to such request by Tenant. If Landlord exercises such right within 30-day period, then this Lease and Tenant’s obligations under this Lease shall terminate as to such portion of the Premises sixty (60) days after Landlord gives Tenant written notice of Landlord’s election to recapture such portion of the Premises, and Rent and all other charges payable under this Lease shall be reduced proportionately. Until such termination, Tenant will, however, remain liable for the performance of all the terms and conditions hereof.

     6.3 Assignment and Assumption. No assignment or subletting by Tenant (including, without limitation, to a Tenant Affiliate) shall be effective until the assignee or sublessee shall assume in writing the obligations of Tenant under this Lease that relate to the applicable portion of the Premises that arise after the effective date thereof. No assignment, assumption of obligations or subletting shall relieve Tenant of its obligations to Landlord under this Lease.
7. UTILITIES:
     Tenant shall pay, when due, directly to the utility provider, all charges for sewer usage, refuse removal, water, electricity, telephone and/or other utility services or energy source furnished to the Premises during the Lease Term.
8. CARE AND REPAIR OF PREMISES:
     8.1 Tenant’s Obligations. Tenant shall, at all times throughout the Lease Term, and at its sole expense, keep and maintain the interior, the exterior, the structure and the roof of the Building and the rest of the Premises in good repair and in a clean, safe, orderly, and sanitary condition in compliance with all applicable laws, codes, ordinances, rules and regulations, free of any accumulation of dirt and rubbish. Tenant shall arrange its own trash removal. Tenant’s obligations shall include, but not be limited to, the maintenance, repair, and replacement, if necessary, of interior lighting, HVAC system, parking lot and driveways located on the Premises, sidewalks, loading docks and exterior light fixtures, landscaping, electrical and plumbing systems (including without limitation sewer lines), fixtures and equipment, restrooms, interior walls and ceilings, partitions, doors and windows, painting of the interior and the exterior of the Building, and the replacement of all broken glass from doors and windows. When used in this provision, the term “repairs” shall include ordinary and customary replacements or renewals when necessary, and all repairs made by Tenant shall be substantially equal in quality and class to the original work.
     8.2 Failure by Tenant to Perform Its Maintenance Obligations. If Tenant fails, refuses or neglects to perform its obligations under this Article 8, and such failure continues for thirty (30) days after notice from Landlord, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property or its business by reason thereof (except that Landlord shall be liable for its own negligence or willful misconduct). Upon completion thereof, Tenant shall pay to Landlord, within thirty (30) days after receipt of the bill therefor, all costs incurred by Landlord in making such repairs, plus eight percent (8%) of such costs for overhead incurred by Landlord in making such repairs, plus interest on all such sums from the date advanced by Landlord until paid, at the base rate (“Prime Rate”) on corporate loans posted by at least 75% of the thirty (30) largest U.S. banks as reported in the Money Rates column of the Wall Street Journal on the date of the award, plus five percent (5%) on the date of Landlord’s expenditure.

9. COVENANTS OF TENANT:
     9.1 Compliance with Laws. Tenant shall comply with all applicable laws, regulations, ordinances and other legal requirements in connection with its use and occupancy of the Premises. Tenant’s use of the Premises shall also be subject to those rules and regulations attached hereto as Exhibit D. Tenant shall comply with the provisions of the Declaration of Covenants, Conditions and Restrictions for Anthem Village Center, the Supplemental Declaration relating to the Premises, the Design Guidelines for Anthem Village Center, the Articles of Incorporation and Bylaws of Anthem Village Center Association, Inc. (“Association”), and any other governing documents related to the Association (all of the foregoing are collectively referred to as the “Governing Documents”). Tenant shall also be responsible for compliance with such documents by Tenant’s officers, directors, employees, agents, contractors, customers, visitors, invitees, licensees and concessionaires (“Tenant’s Permittees”), and Tenant’s Permittees shall likewise be bound by the terms of such documents. Tenant shall comply with the reasonable and customary restrictions and requirements of covenants, conditions and restrictions hereafter applicable to the Premises, so long as Tenant or a Tenant Affiliate adopted or consented to the same.
     9.2 Access to Premises. Tenant shall give Landlord access to the Premises at all reasonable times, and upon reasonable prior notice (but not less than one (1) business day, except in case of emergency) from Landlord, without change or diminution of rent so long as Landlord complies with the terms of this Lease, to enable Landlord to examine the same and/or to make such repairs, additions and alterations as Landlord is entitled or required to make under the terms of this Lease, and to exhibit the Premises to prospective purchasers of the Premises or lenders thereon; and during the one hundred twenty (120) days prior to the expiration of the Lease Term, to exhibit the Premises to prospective tenants. Landlord will schedule such entries with Tenant and will use reasonable efforts to minimize disruption of Tenant’s business caused by such entry and Landlord will comply with Tenant’s reasonable security procedures in connection with such entry. Tenant will have the right to be present whenever Landlord comes on the Premises under this Section.
     9.3 Signage. Tenant may place signs on or about the Premises so long as the signs comply with applicable laws, ordinances, regulations, and the Governing Documents. So long as Tenant occupies at least forty-nine percent (49%) of the Rentable Area of the Building, Tenant shall make all decisions with respect to signage installed in or about the Premises by any party, acting in Tenant’s sole and absolute discretion, provided Tenant shall permit other tenants reasonable signage and identification. If Tenant is leasing less than forty-nine percent (49%) of the Rentable Area of the Building, then Tenant shall have an equitable share of the signage and identification on the Premises.
     9.4 Overload Premises. Tenant shall not overload the Building in excess of the maximum load recommended in the engineering design of the Building.

10. ALTERATIONS:
     10.1 Permitted Alterations. Except for the initial completion of the Premises by a Tenant Affiliate, as contemplated in the sale agreement for the purchase of the Premises, and except for the completion of tenant improvements in connection with Tenant’s subletting or assignment of the Premises pursuant to Section 6.1, Tenant shall not make any alterations or additions to the Premises the cost of which would exceed $25,000.00 without obtaining the prior written approval of the Landlord. Landlord shall respond to Tenant’s request within thirty (30) days after receipt of details of the proposed work (except in case of emergency alterations or additions being required, in which event Tenant may proceed with reasonably necessary alterations or additions and give prompt notice to Landlord of its actions and the reasons therefore). If Landlord fails to respond to Tenant’s request within the 30-day period, Landlord shall be deemed to have approved the request. All alterations, additions or improvements affixed to the Premises (including carpeting or other floor covering which has been glued or otherwise affixed to the floor) which may be made by Landlord or Tenant upon the Premises shall be the property of Landlord, and shall remain upon and be surrendered with the Premises, as a part thereof, at the termination of this Lease. Tenant shall specifically be entitled to remove office furniture, office and other equipment, generators, computers, telephones, Tenant’s trade fixtures, signage, and other movable items.
     The provisions of this Lease shall in no way restrict or prohibit the right of the Association or Declarant (as defined therein) to make repairs, construct improvements or otherwise exercise their rights under the Governing Documents.
     10.2 Mechanics’ Liens. Tenant shall keep the Premises free from any mechanics’, materialmen’s, contractors’ or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant; provided, however, that Tenant shall have the right to contest any such lien, in which event such lien shall not be considered a default under this Lease until the existence of the lien has been finally adjudicated and all appeal periods have expired. Tenant shall indemnify, defend, and hold harmless Landlord for, from and against any such lien, or claim or action thereon, reimburse Landlord within ten (10) business days after demand therefor by Landlord for costs of suit and reasonable attorneys’ fees incurred by Landlord in connection with any such lien, claim or action, and, upon written request of Landlord, provide Landlord with a bond in an amount and under circumstances necessary to obtain a release of the Premises or the Premises from such lien. Notwithstanding the foregoing, Tenant will have no responsibility for the liens of contractors or others hired exclusively by and for Landlord.
11. INDEMNITY:
     11.1 By Tenant. Tenant shall indemnify, defend and hold Landlord harmless for, from and against all claims, obligations, liabilities, costs, expenses and reasonable attorneys’ fees and court costs which Landlord may suffer or incur by reason of Tenant’s breach of this Lease, or by reason of the negligence or willful misconduct of Tenant or its employees, agents, invitees or licensees on or about the Premises.

     11.2 By Landlord. Landlord shall indemnify, defend and hold Tenant harmless for, from and against all claims, obligations, liabilities, costs, expenses and reasonable attorneys’ fees and court costs which Tenant may suffer or incur by reason of Landlord’s breach of this Lease, or by reason of the negligence or willful misconduct of Landlord or its employees, agents, invitees or licensees on or about the Premises.
12. CASUALTY LOSS:
     12.1 Repair of Premises. Subject to the qualifications in this Article 12, in case of damage to the Premises or the Building by fire or other casualty, Tenant shall give notice to Landlord within thirty (30) days after the date of the casualty. Unless Landlord or Tenant has elected to terminate the Lease as herein provided, Tenant shall promptly initiate the process to obtain bids and permits to repair the damage and diligently pursue obtaining the same. Tenant shall cause the damage to be repaired with reasonable speed, at the expense of Tenant, subject to reasonable delays caused by force majeure events and other similar delays beyond the reasonable control of Tenant. Tenant shall be entitled to retain all insurance proceeds relating to such casualty, and all other costs of repair shall be paid by Tenant. If Landlord or Tenant elects to terminate this Lease as a result of the casualty, Tenant shall retain only those proceeds relating to its personal property, trade fixtures and equipment, and other similar insurance, and Landlord shall retain the proceeds relating to the Building.
     12.2 Tenant’s Right to Terminate. If the casualty or damage occurs to the Premises on or after the twelfth anniversary of the date of this Lease and (a) the cost to repair the damage shall exceed fifty percent (50%) of the full replacement value of the Building (exclusive of the foundation), as reasonably determined by Tenant, or (b) the damage shall be so extensive that repairs cannot be completed within one hundred eighty (180) days from the date of issuance of required permits (permitting to take no more than 90 days and Tenant to use diligent efforts to obtain same), as reasonably determined by Tenant, or (c) the casualty loss occurs during the last eighteen (18) months of the Original Term (or the last six (6) months of any Renewal Term), then Tenant shall have the right to terminate this Lease, as of the date of such damage, by notice given to Landlord within thirty (30) days following the casualty loss.
     12.3 Landlord’s Right to Terminate. If (a) the cost to repair the damage shall exceed fifty percent (50%) of the full replacement value of the Building (exclusive of the foundation), as reasonably determined by Tenant, or (b) the damage shall be so extensive that repairs cannot be completed within one hundred eighty (180) days from the date of issuance of required permits (permitting to take no more than 90 days and Tenant to use diligent efforts to obtain same), as reasonably determined by Tenant, then Landlord shall have the right to terminate this Lease, as of the date of such damage, by notice given to Tenant within thirty (30) days following the casualty loss.
     12.4 Waiver of Statutory Rights. Tenant hereby waives any statutory right to terminate this Lease or to have a reduction of rent in the event of casualty loss or destruction, the rights of Tenant in such instance shall be determined by this Article 12.

13. CONDEMNATION:
     13.1 Termination of Lease. If all of the Premises is taken by eminent domain or transferred under threat of such taking, this Lease shall automatically terminate as of the date of taking. If a portion of the Premises is taken by eminent domain, then the portion of the Premises so taken shall no longer be subject to this Lease as of the date of the taking. If a portion of the Premises is taken by eminent domain such that the remaining Premises are no longer suitable for Tenant’s intended use, in Tenant’s reasonable discretion, Tenant shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to Landlord within ten (10) days after such date of taking. If Tenant does not elect to terminate this Lease, Landlord shall, at its expense, promptly restore the Premises (including the Tenant Improvements), exclusive of any improvements or other changes made by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the Rent and other charges payable under this Lease shall abate in the same manner as described in Section 12.2.
     13.2 Condemnation Award. All damages awarded for a taking of the Premises under the power of eminent domain shall belong to and be the exclusive property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Premises; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for the value and cost of Tenant’s personal property, fixtures and moving expenses.
14. MUTUAL RELEASE/WAIVER OF SUBROGATION: INSURANCE:
     14.1 Waiver of Subrogation. Landlord and Tenant each hereby release the other from any and all liability or responsibility for any direct or consequential loss, injury or damage during the Lease Term, to the extent such loss, injury or damage is covered by the terms of any insurance policy maintained by Landlord or Tenant. Inasmuch as the above mutual waivers will preclude the assignment of any claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees if required by such policies to give to each insurance company which has issued to it all risk and other property insurance, written notice of the terms of said mutual waivers, and to have such policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of the waivers.
     14.2 Use of Premises by Tenant. Tenant shall, at its own expense, comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction, except to the extent this Lease requires Landlord to comply with the same.
     14.3 Insurance to be Maintained by Tenant. Tenant shall maintain in full force and effect during the Lease Term:
     (a) Commercial general liability insurance naming Tenant as the insured and designating Landlord as an additional insured. The minimum limits of liability of such insurance shall be $2,000,000.00 combined single limit as to bodily injury and property damage.

     (b) Insurance covering Tenant’s personal property and business interruption insurance with coverage and terms that are commercially reasonable.
     (c) Property insurance insuring the Building against loss or damage due to the perils of fire and other casualties covered within the classification of fire and extended coverage, vandalism, malicious mischief, special extended coverage (All Risk), sprinkler leakage and water damage. Such policies shall name Tenant as the insured and shall designate Landlord and Landlord’s lender (if Tenant has been notified of the same) as additional insureds. Such policies shall include coverage equal to the full replacement cost of the Building (replacement cost new, including coverage for the cost of debris removal and coverage for the cost of complying with building, zoning, safety, land use and other laws as a result of any casualty or loss) as to prevent the application of co-insurance provisions. Such policies shall include rent loss (unless the same is unreasonably expensive, in view of comparable leases with comparable tenants in the Las Vegas metropolitan area) and may include difference-in-conditions coverage.
Such insurance may include such deductibles and self-insured retentions as are reasonable and customary for a tenant with similar revenues and net worth, occupying similar leased space. Tenant may provide any coverage required under this Lease through blanket policies.
     14.4 Requirements for All Insurance. The insurance required to be carried by Tenant hereunder shall be obtained from companies maintaining at all times during the policy term a “General Policyholders Rating” of at least B+ and a financial rating of at least Class V, as set forth in the most current issue of “Best’s Insurance Guide.” Tenant agrees to deliver to Landlord certificates of insurance evidencing such coverage. Each policy shall contain a provision requiring thirty (30) days’ written notice to Landlord before cancellation of the policy can be effected. Tenant shall provide Landlord, at least ten (10) days prior to the expiration of such policies, with certificates or insurance binders evidencing renewal thereof.
15. HAZARDOUS MATERIALS:
     15.1 Definitions. As used in this Lease, the term “Hazardous Material” means any explosives, radioactive materials, or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “infectious wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any past, present, or future federal, state or local laws or regulations or ordinances (“Hazardous Materials Laws”) including, without limitation, oil, petroleum-based products, medical wastes, paints, solvents, lead, mercury, cyanide, DDT, acids, pesticides, asbestos, radon, PCBs, similar compounds, and other contaminants.
     15.2 Activities by Tenant. Tenant shall conduct and permit no activities on the Premises which create the risk of release of a Hazardous Material on, in, under or about the Premises or into the environment in violation of the Hazardous Materials Laws, or otherwise expose Landlord, Tenant, or the Premises to action by any governmental authority or third parties under the Hazardous Materials Laws. Excepting the reasonable and prudent use of materials essential to the processes in Tenant’s operations, and the incidental storage thereof, which shall be in full compliance with all Hazardous Material Laws, Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises, or into the groundwater or the environment, by Tenant, its affiliates, sublessees, assignees, or the employees, agents, invitees, licensees, contractors or representatives of any of the foregoing. Tenant shall conduct no business on the Premises whose primary purpose is the generation, production, use, storage, treatment, disposal, sale, conveyance or transfer of any Hazardous Material. The use of any Hazardous Material on the Premises shall be a secondary function incidental to Tenant’s business. Tenant shall not cause or permit any above-ground or underground storage tank or container to be located on, in, under or about the Premises without Landlord’s prior written consent, full compliance with all Hazardous Materials Laws, and adherence to all other reasonable requirements of Landlord protecting the Premises the groundwater and the environment.
     15.3 Indemnity by Tenant. Tenant shall indemnify, defend and hold Landlord harmless for, from and against all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages, expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of the provisions of this Article 15, or from any release of a Hazardous Material on, in, under or about the Premises, or into the groundwater or the environment, by Tenant, its affiliates, sublessees, assignees, or the employees, agents, invitees, licensees, contractors or representatives of any of the foregoing. Without limiting the foregoing indemnity, Tenant shall be responsible to pay for, or reimburse Landlord for, the cost of any investigations, studies, cleanup or corrective action initiated or undertaken on account of any action or inaction of Tenant in violation of any Hazardous Materials Laws at or affecting the Premises, or by reason of any other act or omission of Tenant in breach of Article 15 of this Lease.
     15.4 Discovery of Hazardous Materials. If Hazardous Materials are discovered upon, in, or under the Premises, and any governmental agency or entity having jurisdiction over the Premises or any Hazardous Material Law requires the removal or remediation of such Hazardous Materials, (i) Tenant shall be responsible for removing and remediating those Hazardous Materials arising out of or related to (x) any breach of the provisions of Section 15.2 above or (y) any act or omission of Tenant, it affiliates, sublessees, assignees or the employees, agents, invitees, licensees, contractors or representatives of any of the foregoing on or about the Premises, and (ii) Landlord shall be responsible for removing and remediating any Hazardous Materials released on, in, under or about the Premises by Landlord or Landlord’s employees, agents, invitees, licensees, contractors or representatives at Landlord’s expense. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to protect Landlord’s interest with respect thereto.

     15.5 Notification by Tenant. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, or the Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Premises, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within ten (10) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the spill, release, discharge or disposal of any Hazardous Materials on the Premises. Tenant will provide Landlord with a copy of any environmental audit, study or report concerning the Premises or any part thereof within the possession or control of Tenant.
     15.6 Survival. The respective rights and obligations of Landlord and Tenant under this Article 15 shall survive the expiration or termination of this Lease or Tenant’s non-occupancy of the Premises.
16. DEFAULT; WAIVER OF TRIAL BY JURY:
     16.1 Default by Tenant. Tenant shall be in default under this Lease if:
          (a) Tenant fails to pay any Rent or other sum of money due hereunder and such failure continues for ten (10) days after notice thereof to Tenant; or
          (b) Tenant fails to perform any of the terms or conditions hereof (but excluding the payment of Rent or other monetary sums due under this Lease) and such failure continues for thirty (30) days after written notice of default from Landlord; provided, however, that if such failure cannot reasonably be corrected, even by prompt and diligent action, within thirty (30) days, and if Tenant commences curing such failure within such 30-day period and thereafter diligently pursues the cure to completion, Tenant shall have a reasonable period of time after the thirtieth (30th) day to continue curing.
     16.2 Remedies of Landlord. If Tenant is in default under this notice, with time being declared to be of the essence, and no further notice of default being required, Landlord may resort to any and all legal remedies or combination of remedies which Landlord may desire to assert including but not limited to one or more of the following: (1) re-enter the Premises in the manner provided by law, (2) declare this Lease at an end and terminated, (3) recover from Tenant the Rent due and to become due under the Lease, and for any actual damages sustained by Landlord (but not incidental, consequential or punitive damages), and (4) continue this Lease in effect and relet the Premises on such terms and conditions as Landlord may deem reasonably advisable with Tenant remaining liable for the monthly rent and all other sums payable under this Lease, plus the reasonable cost of obtaining possession of the Premises and of reletting the Premises, including broker’s commissions, and of any repairs and alterations necessary to prepare the Premises for reletting, less the rentals actually received from such reletting, if any. Landlord shall use reasonable efforts to mitigate damages and relet the Premises. Any recovery of future rent from Tenant, will be discounted by applying the Prime Rate plus one percent (1%).
     16.3 Cumulative Remedies of Landlord. No action of Landlord shall be construed as an election to terminate the Lease or to accept a surrender of the Premises unless written notice of such intention be given to Tenant. Neither acceptance of Rent by Landlord, nor acceptance of partial payment of Rent or other partial performance, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, the breach shall be a continuing one. The mention in this Lease of any remedies shall not be deemed to be a waiver by Landlord of any other or further remedies available at law or in equity or under other provisions of this Lease, all of which are expressly preserved and shall be available to Landlord including, without limitation, Landlord’s statutory lien rights.
     16.4 Attorneys’ Fees and Costs. Tenant agrees to pay all reasonable attorneys’ fees and other costs and expenses incurred by Landlord in enforcing any of Tenant’s obligations under this Lease. Landlord shall pay Tenant all reasonable attorneys’ fees and other costs and expenses incurred by Tenant in enforcing any of Landlord’s obligations under this Lease. The substantially prevailing party in any dispute arising under this Lease shall be entitled to recover from the other party all reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party, such fees to be set by a court and not a jury. Any amount due from either party hereunder which is not paid when due shall bear interest at the Prime Rate plus five percent (5%) per annum from the due date until paid.
     16.5 Limitation on Landlord’s Liability. Tenant agrees to look solely to Landlord’s interest in the Premises for the recovery of any judgment from Landlord or the payment of any obligation, liability or claim under, arising out of, or relating to this Lease, it being hereby agreed that, except to the extent of Landlord’s interest in the Premises, Landlord, the assets of Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, Landlord, its directors, officers or shareholders, or if Landlord is a limited liability company, Landlord and its members and managers shall never be liable for any judgments, claims, obligations or liabilities under, arising out of, or relating to this Lease.
     16.6 Waiver of Jury Trial. Landlord and Tenant, each being fully informed by their respective counsel of the legal consequences, waives the right to trial by jury.
17. SURRENDER:
     Upon the expiration or earlier termination of this Lease in any manner whatsoever, excepting only termination because of Tenant’s default under this Lease (unless Landlord elects the contrary in writing), Tenant shall remove Tenant’s furniture, trade fixtures and equipment, signage, generators, computers, telephones and office equipment (to the extent the same was installed by Tenant) and Tenant’s other goods, inventory and effects and those of any other person claiming under Tenant, and quit and deliver the Premises to Landlord peaceably and quietly in as good order and condition, reasonable use and wear and tear excepted. Furniture, fixtures, equipment, and all other property not removed by Tenant at the termination of this Lease shall be considered abandoned, and Landlord may dispose of the same as it deems expedient, at Tenant’s expense.
18. HOLDING OVER:
     Should Tenant continue to occupy the Premises after expiration of the Lease Term with Landlord’s express written consent, such tenancy shall be from month to month except that the Rent under this Lease shall be equal to one hundred twenty-five percent (125%) of the Rent in force immediately preceding expiration of the Lease Term. If Tenant’s holdover is without Landlord’s express written consent, Landlord may re-enter and take possession of the Premises immediately and have all other remedies set forth in this Lease, in which event Tenant shall pay for each day of occupancy after the expiration of the Lease Term Rent equal to one hundred fifty percent (150%) of the Rent for the last month of the Lease Term, prorated on a daily basis and based upon a thirty-day month.
19. SUBORDINATION:
     This Lease and the rights of Tenant shall be and are subject and subordinate at all times to the lien of any first mortgage or deed of trust now or hereafter in force against the Premises, provided, however, that (i) in the case of any mortgage or deed of trust encumbering the Premises as of the date of this Lease, Landlord will obtain, prior to the commencement of the Lease Term, an agreement between the beneficiary or mortgagee thereof and Tenant that so long as no default exists hereunder and Tenant attorns to Landlord’s successor pursuant to the provisions of this Lease, no termination of such encumbrance (or any proceeding in connection therewith) shall disturb Tenant’s possession of the Premises and this Lease shall remain in full force and effect; and (ii) in the case of any first mortgage or deed of trust encumbering the Premises after the date hereof, the beneficiary or mortgagee thereof agrees, either in such encumbrance or in a separate agreement with Tenant, that so long as no default exists under this Lease and Tenant attorns pursuant to Landlord’s successor pursuant to the provisions of this Lease, no foreclosure of such encumbrance (or any proceeding in connection therewith) shall disturb Tenant’s possession of the Premises and this Lease shall remain in full force and effect. Tenant at any time and from time to time, upon not less than ten (10) business days’ prior written notice from Landlord, shall execute such further instruments confirming the subordination of this Lease to the lien of any such first mortgage or deed of trust as shall be requested by Landlord. In the case of any conflict between the provisions of any mortgage or deed of trust encumbering the Premises and this Lease, the terms and provisions of this Lease will govern and control (including without limitation, the provisions of Articles 12 and 13).

20. ESTOPPEL CERTIFICATE:
     20.1 Delivery by Tenant. Tenant shall at any time and from time to time, upon not less than ten (10) business days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord and any other parties designated by Landlord, a statement in writing certifying (i) that this Lease is in full force and effect and is unmodified and that Tenant has taken possession of the Premises and has accepted and approved the condition of the Premises and the Tenant Improvements (or, if modified, or disapproved, stating the nature of such modification or disapproval), (ii) the date to which the Rent and other charges payable hereunder have been paid in advance, if any, (iii) that there are, to Tenant’s actual knowledge, no uncured defaults on the part of Landlord hereunder (or specifying such defaults if any are claimed), and (iv) any additional statement commonly included in a reputable institutional lender’s estoppel certificate in similar transactions. Such statement may be furnished to and relied upon by any prospective purchaser, tenant or encumbrancer of all or any portion of the Premises and shall include any further statement that a good faith purchaser, tenant or encumbrancer would reasonably require.
     20.2 Delivery by Landlord. Landlord shall at any time and from time to time, upon not less than fifteen (15) business days’ prior written notice from Tenant, execute, acknowledge and deliver to Tenant and any other parties designated by Tenant, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified (or, if modified, stating the nature of such modification), (b) the date to which the rental and other charges payable hereunder have been paid in advance, if any, and (c) that there are, to Landlord’s actual knowledge, no uncured defaults on the part of Tenant hereunder (or specifying such defaults if any are claimed), and (d) any additional statement commonly included in a reputable institutional lender’s estoppel certificate in similar transactions. Such statement may be furnished to and relied upon by any prospective sublessee, assignee or encumbrancer of all or any portion of Tenant’s interest in the Premises and shall include any further statement that a good faith sublessee, assignee or encumbrancer would reasonably require.
21. SERVICE CHARGE:
     Tenant agrees to pay a service charge (“Service Charge”) equal to five percent (5%) per month or any portion thereof of any payment of Rent payable by Tenant hereunder which is not paid within ten (10) days from the date due.
22. BINDING EFFECT:
     The word “Tenant”, wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships, limited liability companies, or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any heir, legal representative, transferee or successor of Tenant except as expressly provided in this Lease.

     Landlord may assign its right, title, and interest in the Premises and under this Lease, and such assignment shall thereupon automatically terminate Landlord’s future obligations under this Lease so long as the assignee shall assume, in writing, the Landlord’s obligations under this Lease arising from the date of assignment.
23. QUIET ENJOYMENT:
     So long as Tenant is not in default under this Lease (after expiration of any applicable notice and cure periods), Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Lease Term, subject to force majeure, casualty, condemnation and other similar events beyond Landlord’s reasonable control. Notwithstanding the foregoing, defects in Landlord’s title, foreclosure or other enforcement of Landlord’s lender’s lien shall be excluded from Landlord’s covenant of quiet enjoyment.
24. BROKER:
     Landlord and Tenant each represent to the other that it has not entered into any agreement or incurred any obligation which might result in the obligation to pay a leasing or brokerage commission or finder’s fee with respect to this transaction. Landlord and Tenant each agree to indemnify, defend, protect and hold the other harmless from and against any and all losses, claims, damages, costs or expenses (including reasonable attorneys’ fees) which the other may incur as a result of any claim made by any person to a right to a leasing or brokerage commission or finder’s fee in connection with this transaction to the extent such claim is based, or purportedly based, on the acts or omissions of Landlord or Tenant, as the case may be.
25. NOTICES:
     All bills, statements, notices or communications which Landlord or Tenant may desire or be required to give to the other shall be deemed sufficiently given or rendered if in writing and either delivered to the recipient personally, or sent by a nationally recognized overnight courier service, or sent by certified U.S. mail, postage prepaid, return receipt requested, addressed to the recipient at the address set forth below, and the time of the giving of such notice or communication shall be deemed to be (i) the time when the same is delivered to the recipient, if delivered personally, (ii) the next business day, if sent by overnight courier, or (iii) three (3) business days after deposit in the mail as herein provided. Notices shall be sent to the following addresses:

Tenant:	Del Webb Corporation
11500 South Eastern Avenue
Las Vegas, Nevada 89012
Attn: Vice President of Finance

And to:	Del Webb Corporation
6001 North 24th Street
Phoenix, Arizona 85016
Attn: General Counsel

And to:	Streich Lang, P.A.
Renaissance One
Two North Central Avenue
Phoenix, Arizona 85004
Attn: Diane M. Haller, Esq.

Landlord:	c/o Bradley Associates Partnership
111 East Wacker Drive, Suite 1409
Chicago, Illinois 60601
Attn: Sherwin Jarol

And to:	Much, Shelist, Freed et al.
200 North LaSalle Street
Suite 2100
Chicago, Illinois 60601
Attn: Morrie Much, Esq.
FAX: (312) 621-1750
Either party may change its address upon ten (10) days prior notice to the other party, given in the manner set forth above.
26. FORCE MAJEURE:
     Performance by any party of its obligations under this Lease (other than for the payment of money) shall be excused during any period of delay caused by a “force majeure” event as hereafter defined. A force majeure event shall mean an event beyond the reasonable control of the party claiming the delay (and despite the good faith efforts of such party) including, but not limited to (i) fire, floods, earthquake or other casualties or acts of God, (ii) civil commotion, (iii) riots, (iv) wars, strikes, picketing, boycott, lockouts, or other labor disputes, and (v) shortages of materials or supplies. Inability to obtain governmental permits, variances or approvals shall specifically not be a force majeure event, unless such inability is due to a moratorium on the issuance of all such permits, variances or approvals.
27. GENERAL:
     27.1 Captions. The descriptive headings of the Articles and Sections of this Lease are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     27.2 No Partnership: No Third Party Rights. Nothing contained in this Lease shall create any partnership, joint venture or other arrangement between Landlord and Tenant. Except as expressly provided herein, no term or provision of this Lease is intended to or shall be for the benefit of any person not a party hereto, and no such other person shall have any right or cause of action hereunder.

     27.3 Entire Agreement. This Lease and any Exhibits attached hereto constitute the entire agreement between and reflects the reasonable expectations of the parties hereto pertaining to the subject matter hereof and shall not be changed or added to except in writing signed by all parties hereto. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, pertaining to the subject matter hereof, are hereby superseded and merged herein.
     27.4 Authority to Execute. Any individual executing this Lease on behalf of or as representative for a corporation or other person, firm, partnership or entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, person, firm partnership or other entity and that this Lease is binding upon said entity in accordance with its terms.
     27.5 Nevada Law. This Lease shall be governed by the laws of the State of Nevada.
     27.6 Incorporation of Exhibits. All exhibits attached hereto and referred to in this Lease shall be deemed a part of this Lease by reference.
     27.7 Impartial Interpretation. The language contained in this Lease shall be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
     27.8 No Recording. Neither party shall record this Lease. Concurrently herewith, Landlord and Tenant shall execute a memorandum of this Lease for recording in the Records of Clark County, Nevada.
     27.9 Consent. Except as otherwise specifically provided in this Lease, whenever this Lease requires the consent or approval of either party hereto to any matter, such consent or approval shall not be unreasonably withheld, delayed or conditioned.
      27.10 Time of Essence. Time is of the essence of this Lease.
     27.11 Counterparts. This Lease may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this Lease to physically form one document.
28. MULTIPLE OWNERS:
     Landlord consists of three separate entities, and each such entity holds an undivided interest in fee title to the Premises. Landlord has designated Bradley Associates Partnership, as the agent to act on its behalf (“Agent”). Agent has sole authority to render consents, accept Rent and other amounts due under this Lease, execute amendments to this Lease, waive or enforce the terms of this Lease, and make all other decisions and render all performance of Landlord hereunder. Tenant is hereby directed to deal solely with Agent in all matters relating to this Lease. If Tenant receives any notices, demands, consents, or performances from Landlord, Tenant is directed to deal solely with Agent and to disregard any other notices, demands, consents or performances. Landlord hereby releases Tenant from any liability to Landlord as a result of, or in connection with any failure by Tenant to comply with any such notice, demand, consent or performance from Landlord.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

HENDERSON PROPERTY, L.P., a Nevada limited partnership
BY:	BRADLEY ASSOCIATES, L.L.C., an Illinois limited liability company, which is its sole General Partner

By:	/s/ Sherwin Jarol
	Name:	Sherwin Jarol
Its: Initial Manager

By:	/s/ Morris D. Ziegler
	Name:	Morris D. Ziegler
Its: Initial Manager

NEWTOWN, L.P., an Illinois limited partnership
BY:	NEWTOWN INVESTMENTS, INC., an
Illinois corporation, which is the sole
general partner

By:	/s/ Sherwin Jarol
	Name:	Sherwin Jarol
Its: President

GURNEE VENTURE, LP., an Illinois limited partnership
BY:	BRADLEY ASSOCIATES, L.L.C., an
Illinois limited liability company, which is its sole general partner Its sole general partner

By:	/s/ Sherwin Jarol
	Name:	Sherwin Jarol
Its: Initial Manager

By:	/s/ Morris D. Ziegler
	Name:	Morris D. Ziegler
Its: Initial Manager

LANDLORD

DEL WEBB CORPORATION, a Delaware corporation

By:	/s/ Robert Son C. Jones
	Name:	Robert Son C. Jones
Its: Senior Vice President

TENANT

EXHIBIT “A”
LEGAL DESCRIPTION OF LAND
     ALL THAT REAL PROPERTY SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA, BOUNDED AND DESCRIBED AS FOLLOWS:
PARCEL 1 AS SHOWN BY MAP THEREOF ON FILE IN FILE 93 OF PARCEL MAPS, PAGE 74, IN THE OFFICE OF THE COUNTY RECORDER OF SAID CLARK COUNTY, NEVADA.

EXHIBIT “B”
MAP OF THE PREMISES

ANTHEM

ADMINISTRATION BUILDING

SITE PLAN

NORTH

SCALE: 1" = 1'00"

G.C. WALLACE, INC.
Engineering/Architecture
1555 SOUTH RAINBOW BLVD./LAS VEGAS, NEVADA 89102

PROJECT NO.: 701.70751	CALC. BY: JTI
FILE: ADMIN-SITE.DWG	DRAWN BY: MGK
DATE: 04/19/99	CHECKED BY: PAB

ANTHEM PARKWAY
SECTION CORNER
36 | 31
1 | 6
ADMIN BUILDING
PARCEL 1
FILE 93, PAGE 74 OF PARCEL MAPS
EASTERN AVENUE

EXHIBIT "B"

ANTHEM H554 G.C, WALLACJ, INC. S3 (C4 MVADA arO ADMINISTRATION BUILDING cALc. U — SITE PLAN (us: AMN-TLflI QF?Af1 SCALE: I’ OO OA?C: 04/t9/P9 CNECKCO BY: PAtI f — 36j 31 116 SECT/ON / CORN jfJ? 4 N ‘1?,tL 1 FiLE 93, PACE 74 OF PARCEL MAPS
EXHIBIT “R”

EXHIBIT “C”
FLOOR PLAN OF THE PREMISES

EXHIBIT “D”
RULES AND REGULATIONS
     1. Landlord will be under no obligation to police the driveways and parking lots located on the Premises. Tenant may employ all reasonable and lawful means to police these areas and prevent unauthorized visitors from using same including, without limitation, employees of businesses adjacent to the Premises, which means may include towing to the extent lawful.
     2. The Premises shall not be used for lodging or sleeping or for illegal purposes.
     3. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys to the Building, offices, and rooms, and disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises. Tenant shall not alter or replace any lock or install any additional locks or any bolts on any door of the Premises without providing copies to Landlord.
     4. Smoking shall be not be permitted in the Building.
     5. No animals (other than animals to assist disabled persons) or birds shall be brought in or kept in or about the Building.

First Amendment To Lease Agreement
     This First Amendment To Lease Agreement (“Amendment”) is made effective as of March 15, 2006, by and between 11500 South Eastern Avenue), L.L.C., a Nevada limited liability company, as landlord (the “Landlord”) and Del Webb Corporation, a Delaware corporation, as tenant (the “Tenant”).
RECITALS
     A. Henderson Property, Limited Partnership, a Nevada limited partnership, Gurnee Venture, L.P., an Illinois limited partnership, and Newtown, L.P., an Illinois limited partnership (collectively, the “Original Landlord”) and Tenant entered into that certain Lease Agreement (the “Lease”) dated April 19, 1999, for certain premises described therein and commonly known as the Anthem Las Vegas Administrative Building located at 11500 South Eastern Avenue, Henderson, Nevada 89102 (the “Premises”).
     B. Landlord purchased the Premises from the Original Landlord and is the successor in interest to the rights and obligations of Landlord under the Lease as further set forth in that certain Assignment and Assumption of Lease dated October 7, 2004, between Original Landlord and Landlord.
     C. Tenant desires to make certain alterations to the Premises and requests Landlord’s consent to make such alterations.
     D. Landlord’s consent to Tenant’s request to make the proposed alterations is subject to the terms and conditions set forth below.
     E. Landlord and Tenant desire to amend the Lease as provided herein.
     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant covenant, agree and hereby amend the Lease as follows:
     1. Alterations. Attached as Exhibit A hereto is a description of the alterations proposed by Tenant.
     2. Plans and Specifications. Tenant shall be solely responsible for preparing the plans and specifications (the “Plans and Specifications”) for the proposed alterations, including any costs, fees and expenses associated therewith. The Plans and Specifications for the proposed alterations shall be submitted to Landlord for its review and approval in writing, prior to the commencement of construction. Moreover, prior to Tenant’s submittal of any applications to any Governmental Authorities (defined in Section 4 below) in connection with the proposed alterations, or Plans and Specifications which have not previously been approved by Landlord, Tenant shall deliver a copy of such applications or Plans and Specifications to Landlord for its review and approval in writing. Landlord shall have 10 business days from the receipt of such applications or Plans and Specifications to approve or disapprove same, which approval shall not be unreasonably withheld. If Landlord approves such applications or Plans and Specifications, it shall do so by written notice to Tenant. If Tenant is not notified in writing of Landlord’s approval, Landlord shall be deemed to have disapproved such applications or Plans and Specifications; provided, however, if Landlord fails to respond to the request within the ten business day time period and Tenant provides Landlord with a second written request which Landlord fails to respond to within five (5) business days of receipt of the second written request, Landlord shall be deemed to have approved such application or Plans and Specifications. If Landlord disapproves the request, Landlord’s written disapproval shall set forth in reasonable detail the reasons for such disapproval.
     3. Landlord’s Consent or Approval. Any proposed alterations which are approved by Landlord as provided herein are referred to as the “Alterations.” The approval by Landlord of any applications or Plans and Specifications for any proposed alterations, or in connection with any other matter requiring the approval or consent of Landlord under this Amendment or the Lease, shall not be deemed to constitute a waiver of: (i) any requirement or obligation of Tenant contained in this Amendment or in the Lease, or (ii) any right of Landlord to withhold approval or consent to any other matters subsequently submitted to Landlord. Landlord, nor any person acting on behalf of Landlord, shall be liable to Tenant in connection with the exercise by Landlord of any of its rights under this Amendment. Landlord’s approval of or consent to any applications, Plans and Specifications or proposed alterations, shall not be deemed consent or approval from the standpoint of safety, conformance with building codes or other governmental regulations, compliance with the Governing Documents, or for any other matter, and Landlord assumes no liability in connection with any such consent or approval. Any consent or approval given by Landlord pursuant to this Amendment shall be personal to Tenant, and may not be assigned or transferred without the written consent of Landlord.
     4. Contractors and Approvals. The Alterations shall be constructed by contractors duly licensed and bonded in the State of Nevada. All construction contracts and subcontracts, and supply and material contracts, shall be in writing, and shall separately itemize, including price, the various components of the Alterations, and shall permit the assignment of all warranties concerning the Alterations to Landlord. The Alterations shall be constructed in a good and workmanlike manner in accordance with (a) the Plans and Specifications, (b) all applicable laws, regulations, codes, and ordinances, and (c) all requirements of governmental authorities and other duly qualified bodies (“Governmental Authorities”) having jurisdiction with respect to each portion of the Alterations. Tenant shall be responsible for: (i) causing the Alterations to be appropriately supervised and directed, and (ii) the application for and the obtaining of all permits and approvals from all Governmental Authorities required in connection with the Alterations.
     5. Construction Schedule. The Alterations shall be performed substantially in accordance with a construction schedule (the “Construction Schedule”) to be developed by Tenant’s contractor, subject to delays caused by events beyond the control of Tenant. Tenant shall provide the Landlord with a copy of the Construction Schedule within a reasonable period of time after Tenant receives the Construction Schedule from Tenant’s contractor. Notwithstanding anything to the contrary in this Amendment, Tenant shall have the right to elect not to pursue the Alterations, provided, however, once Tenant commences the Alterations, Tenant shall proceed diligently and continuously to complete the Alterations.
     6. Progress Meetings. At the request of Landlord, Tenant shall cause one or more of its representatives, including the project manager for the Alterations, to attend meetings to be held not more frequently than monthly to discuss the progress of the Alterations. Tenant shall keep and maintain at its business office accurate and complete records and as-built drawings of the Alterations, and such records and drawings shall be available at all reasonable times for inspection and copying by Landlord.
     7. Insurance. Tenant shall require all contractors performing the Alterations to obtain and maintain, for the benefit of Landlord as an additional insured, the insurance specified in attachment 6 to the Construction Contract dated November 21, 2005 between CENTRA Construction LLC and Pulte Homes. Prior to initiating construction of any item of the Alterations, Tenant shall supply Landlord with a certified copy of such insurance policies, including copies of the items specified in section (vii) of attachment 6 to the Construction Contract dated November 21, 2005 between CENTRA Construction LLC and Pulte Homes.
     8. Correction of Deficient Work. In the event of rejection by any Governmental Authority or Landlord of any item of the Alterations that fails to substantially conform to the Plans and Specifications, Tenant shall promptly commence to correct such item that fails to substantially conform to the Plans and Specifications and diligently prosecute such correction to its completion. Tenant shall bear all costs of correcting any such rejected item. Landlord shall have twenty (20) business days (the “Review Period”) following receipt of written notice from Tenant specifying the items of the Alterations that have been completed and are available for inspection, within which to inspect and provide Tenant written notification that such item(s) fails to substantially conform to the Plans and Specifications. Following the expiration of the Review Period, Landlord may not thereafter claim such item(s) specified in Tenant’s notice fails to substantially conform to the Plans and Specifications.
     9. Tenant’s Failure to Complete Alterations.
          9.1 In the event Tenant commences the Alterations and fails to perform and complete the Alterations in a diligent manner, Landlord may pursue any and all remedies available at law, in equity or this Section; provided, however, before exercising any of Landlord’s remedies available under this Section, Landlord shall provide Tenant with prior written notice that Tenant has not diligently pursued the completion of the Alterations and Tenant shall have a reasonable period of time after the Landlord’s notice to commence and complete the Alterations which shall not be less than one hundred and twenty days (120) after the scheduled date of completion as extended one day for each day of delay caused by events beyond the control of Tenant.
          9.2 Moreover, in the event of such a failure, Landlord shall have the right, but not the obligation, to undertake to perform and complete the Alterations. Should Landlord exercise its right to complete the Alterations, Tenant shall have no further right or claim with respect to such work. To facilitate Landlord’s ability to complete the Alterations, Tenant shall execute and deliver to Landlord, upon request, the following instruments and documents: (i) Absolute Assignment of those Architect’s, Engineer’s and General Contractor’s Agreements entered into for the Alterations, (collectively referred to as the “Contracts”) in form prepared by Landlord and acceptable to Tenant and the contractors, (ii) Absolute Assignment of Permits, Licenses, and Approvals obtained in connection with the Alterations which are assignable, (collectively the “Permits”) in form prepared by Landlord and acceptable to Tenant; and (iii) any further reasonable documents or instruments deemed by Landlord, within its reasonable discretion, to be necessary or appropriate in order to allow Landlord to exercise its rights under this Section.
          9.3 Should Landlord exercise its right to complete the Alterations pursuant to this Section, any and all reasonable costs, fees and expenses incurred by Landlord (“Landlord’s Expenses”) in connection therewith shall be paid to Landlord by Tenant. Moreover, Tenant shall pay Landlord an overhead and administration fee equal to 10% of the total amount of Landlord’s Expenses. Any and all amounts payable by Tenant to Landlord pursuant to this Section shall be paid within 30 days of written demand by Landlord.
     10. Payment of Costs and Expenses. Tenant shall be solely responsible for the payment of any and all costs, charges, fees, premiums and expenses of any kind or nature incurred in connection with or relating to Tenant’s construction of the proposed Alterations.
     11. Liens. In the event any contractor, subcontractor, supplier or any other party asserts a claim or lien against Landlord or the Premises, in connection with the Alterations or any other activity undertaken by Tenant, Tenant shall, within thirty (30) days of acquiring knowledge of such claim or lien, take such action to release Landlord and/or the Premises form any obligation or liability with respect to such claim or lien, including, without limitation, (i) if the claim or lien is being diligently contested in good faith by appropriate proceedings, obtaining a bond or other security, in form and substance satisfactory to Landlord but not more than required by Nevada Revised Statutes, (ii) payment of such claim or lien, or (iii) obtaining a bond sufficient to remove the lien from record title to the Premises.
     12. Indemnity. Tenant shall indemnify, defend and hold harmless the Premises and Landlord and Landlord’s respective, members, affiliates and its and their respective employees, officers, directors, members, shareholders, agents and representatives, and their respective successors and assigns (collectively, “Indemnities”) from and against any and all claims, damages, losses, liabilities, demands and expenses, including, but not limited to, reasonable attorneys’ fees and costs (collectively, the “Liabilities”), incurred by Indemnities and arising out of or resulting from or in any way related to, in whole or in part, any act or omission of Tenant or any officer, director, member shareholder, agent of Tenant, or any professional consultant, contractor or other representative hired by Tenant (“Tenant’s Contractors”) in connection with the Alterations that occur upon the Premises. Tenant’s indemnity obligations under this Section 12 shall be limited to Liabilities that Tenant becomes aware of prior to the termination of the Lease and, with respect to such Liabilities, shall survive the termination of the Lease.
     13. Limited Consent. This Amendment does not and shall not be construed or implied to be a consent to any matter for which Landlord’s consent is required under the Lease,

including without limitation any alternations, improvements or modifications of the Premises, except for the Alterations.
     14. No Removal of Alterations. Upon completion of the Alterations as provided herein they shall be a part of the Premises, and Tenant shall have no obligation to remove the Alterations upon termination of the Lease.
     15. Assignment of Warranties. Effective as of the termination of the Lease, Tenant shall assign all warranties concerning the Alterations to Landlord.
     16. Amendment to Lease. Tenant agrees to be bound by all the terms and conditions of the Lease. Except as set forth in this Amendment, which shall apply only to the obligations and rights of the parties in connection with the Alterations, all terms, conditions and provisions of the Lease remain in full force and effect.
     17. Counterparts. This Amendment may be signed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one instrument.
     In Witness Whereof, Landlord and Tenant have executed this Amendment to be effective as of the date set forth above.

Landlord 11500 South Eastern Avenue, L.L.C., A Nevada limited liability company
By:	/s/ [ILLEGIBLE]
Its:	MANAGER

Tenant Del Webb Corporation, a Delaware corporation
By:	/s/ Michelle Ross
Its:	VP of Finance

EXHIBIT A
DESCRIPTION OF THE ALTERATIONS PROPOSED BY TENANT

Exhibit “C”
RULES AND REGULATIONS
     1. Sublessee, or its officers, agents, employees, contractors or vendors, shall not obstruct sidewalks, doorways, vestibules, halls, corridors, stairways, lobbies and other common areas (the “Public Areas”) with refuse, furniture, boxes, or other items. The Public Areas shall not be used for any purpose other than ingress and egress to and from the Sublease Premises, or for going from one part of the Building to another part of the Building. Sublessee’s doors to the Sublease Premises shall not be blocked open and shall remain closed at all times unless first approved in writing by Sublessor in its sole discretion.
     2. Plumbing, fixtures and appliances shall be used only for the purposes for which constructed and no unsuitable material shall be placed therein.
     3. No signs, directories, posters, advertisements, or notices shall be painted on or affixed to any portion of the Building or Sublease Premises or other parts of the Building. Including within Sublessee’s Sublease Premises, which are visible from any Public Areas or the Building exterior, except in such color, size, and style, and in such places, as shall be first approved in writing by Sublessor at its sole discretion. The Sublease Premises shall be identified by a standard suite sign, which Sublessor shall order at Sublessee’s expense. Sublessor shall have the right to remove all unapproved signs without notice to Sublessee, at Sublessee’s expense.
     4. Sublessee shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other hazard or increase rate of fire or other insurance on the Building. Sublessee shall not use or keep in the Building any inflammable or explosive fluid or substance or any illuminating materials. No space heaters or portable fans shall be operated in the Building. Sublessee must submit to Sublessor a certificate of Fire Retardancy for any fresh evergreens (i.e. Christmas tree, wreaths) to be brought onto the Sublease Premises.
     5. Sublessee shall notify Sublessor when safes or other heavy equipment are to be taken in or out of the Building, and such moving shall only be done after written permission is obtained from Sublessor on such conditions as Sublessor may require at its sole discretion. Sublessor shall have the power to prescribe the weight and position of heavy equipment or other objects, which may overstress any portion of the Building. All damage done to the Building by such heavy items will be repaired at the sole expense of the responsible Sublessee.
     6. During normal business hours, Sublessee may receive routine deliveries at the Sublease Premises (i.e. office supplies, bottled water, mail couriers and parcel shipments). All such deliveries must be made via the Building’s designated service access route and under no circumstances through the front lobby door. Sublessee’s initial move-in, move-out and all other non-routine deliveries (i.e. furnishings, large equipment) must occur after normal business hours and only after written permission is obtained from Sublessor, on such conditions as Sublessor may require in its sole discretion.
     7. Sublessee shall cooperate with Sublessor in keeping the Sublease Premises neat and clean.
     8. Sublessee shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Sublease Premises, or otherwise interfere, injure or annoy in any way other Sublessees in the Building, or persons having business with them.
     9. No animals shall be brought into or kept in or about the Building, with the exception of aid animals such as Seeing Eye dogs.
     10. When conditions are such that Sublessee must dispose of small shipping crates or boxes, it will be the responsibility of Sublessee to break down and dispose of same in the refuse container designated by Sublessor. The disposal of large shipping crates or boxes (or other large objects or quantities), which in Sublessor’s sole determination could overload the designated refuse container, must be accommodated through Sublessee’s mover or vendor or may otherwise be prearranged through Sublessor at an additional charge to Sublessee’s account.
     11. No machinery of any kind, other than ordinary office machines such as typewriters, calculators, facsimile equipment and personal computer equipment shall be operated on the Sublease Premises unless first approved in writing by Sublessor in its sole discretion.
     12. No bicycles, motorcycles or similar vehicles will be allowed in the Building. Segways and other similar multi-purpose motorized vehicles shall not be allowed in the building unless, and only to the extent that, they are necessary to assist a bona fide medical condition and do not otherwise interfere with the operation of the Building or the use of the Building by other tenants.
     13. No nails, hooks, or screws shall be driven into or inserted in any part of the Building unless first approved in writing by Sublessor in its reasonable discretion.
     14. After normal business hours, Sublessor reserves the right to exclude from the Building any person who does not possess an authorized means of access such as a key, card key, or a prearranged written authorization and who is otherwise not an employee or guest of Sublessee. Sublessee and its officers, agents or employees shall utilize card keys only as instructed by Sublessor and in no event shall Sublessee allow access to anyone, other than its officers, agents, employees, guests or vendors.
     15. Canvassing, soliciting and peddling in Public Areas, or otherwise within the Building, are strictly prohibited. Unless otherwise approved by Sublessor in writing, Sublessee shall not use the Sublease Premises for the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to other tenants in the Building or the general public. Sublessee shall not use the Sublease Premises for any business or activity other than that specifically provided for in Sublessee’s lease. Sublessee shall not make door-to-door solicitation of business from other tenants in the Building.
     16. Sublessor shall initially give tenant ten (10) keys to the Sublease Premises. Sublessee shall make no duplicates of such keys. Additional keys shall be obtained only from Sublessor at a cost of material + 10% plus labor fee of $40/hr (minimum labor fee $20). Replacement of door locks will be at cost of material + 10% plus labor fee of $40/hr (minimum labor fee $20). Any keying of offices within the Sublease Premises must be done by Sublessor’s locksmith. Upon termination of Sublessee’s lease, Sublessee shall surrender all keys to the Sublease Premises (and, if applicable, card keys and key fobs) to Sublessor and shall otherwise give Sublessor the combination of all locks on the Sublease Premises. Initial ten (10) key fobs for security access to the building will be provided to the Sublessee. Replacement key fobs will be at a cost of $12/each.
     17. Sublessee will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Sublessor’s access will be billed to Sublessee. The lighting and air conditioning equipment of the Building is the exclusive charge of Sublessor and its employees.
     18. Sublessee shall comply with all parking rules and regulations as posted and distributed by Sublessor from time to time.
     19. No portion of the Building shall be used for the purpose of lodging rooms.
     20. Sublessee shall not waste electricity, water or other utilities. Sublessee will comply with any governmental energy-saving rules, laws or regulations of which Sublessee has received notice. Sublessee agrees to cooperate fully with Sublessor to assure the effective operation of the Building’s heating and air conditioning and to refrain from adjusting thermostat controls.

     21. Sublessee shall not place vending machines or dispensing machines of any kind in the Sublease Premises, unless first approved in writing by Sublessor in its sole discretion.
     22. Sublessor’s written approval, which shall be at Sublessor’s sole discretion, must be obtained prior to changing from the standard blinds. Sublessor will control all blinds and internal lighting that may be visible from the exterior or Public Areas of the Building and shall have the right to change any unapproved blinds and lighting at Sublessee’s expense.
     23. Except as provided in the Sublease, Sublessee shall not make any changes or alterations to any portion of the Building without Sublessor’s prior written approval, which may be given on such conditions as Sublessor may require in its sole discretion. All such work shall be done by Sublessor or by Sublessor’s contractors and/or workers approved by Sublessor, who must work under Sublessor’s supervision and within Sublessor’s standards and guidelines.
     24. Sublessee shall not use the name of the Building in connection with or in promoting or advertising the business of Sublessee except as Sublessee’s address, without Sublessor’s prior written approval, which may be given on such conditions as Sublessor may require in its sole discretion.
     25. Sublessee shall comply with all safety, fire protection, and evacuation procedures and regulations established by Sublessor or any governmental agency. Sublessor has the right to evacuate the Building in the event of an emergency or catastrophe. Sublessor reserves the right to prevent access to the Building in cases of invasion, mob, riot, bomb threat, public excitement or other commotion by closing the doors or by taking other appropriate action.
     26. Sublessee assumes any and all responsibility for protecting the Sublease Premises from theft, robbery and pilferage, which includes keeping doors locked when the Sublease Premises are not fully inhabited.
     27. Smoking is permitted outside in designated areas only.
     28. Sublessee shall have the non-exclusive us of the common area amenities to the Building. Such amenities shall include the kitchen, balcony and related furniture and conference room. A sublessee’s use of such amenities must be coordinated through the building management. Each sublessee is responsible for returning the condition of such amenities in the same condition in which it was found.
     28. Sublessor has the right to designate a property management company to, among other things, monitor and enforce the Rules and Regulations.
     29. Sublessee is solely responsible for the cost to maintain and repair any and all “Above Standard” items installed within their Sublease Premises (i.e., computer room air conditioning unit, sinks, garbage disposals, dishwashers, custom locking devices, specialty lighting, private restroom fixtures, etc.)
     30. Sublessor, in its reasonable discretion, reserves the right to rescind any of these rules and regulations and to make such other and further reasonable rules and regulations that are customary in the industry as shall from time to time be required for the successful and professional operation of the Building, which rules shall be binding upon each tenant and its officers, agents, employees, guests and vendors upon delivery to tenant.